Exhibit 10.1

Facility Agreement – Incannex

Incannex Healthcare Pty Ltd ACN 096 635 246 as Borrower

Each person listed in Part B of Schedule 1 as a Guarantor

FC Credit Pty Ltd ACN 676 254 881 as trustee for SPV 1006-25 Trust ABN 69 780 239 347 as Financier

Execution Version

Brisbane   |   Sydney   |   Canberra

Level 32, 25 Martin Place Sydney NSW 2000    GPO Box 462 Sydney NSW 2001    T +61 2 8241 5600    F + 61 2 8241 5699

mccullough.com.au    info@mccullough.com.au    ABN 42 721 345 951

Table of contents

Parties			1
Agreed terms			1
1	Definitions and interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	17
	1.3	PPSA defined terms	18
	1.4	Effect of statutes and regulations	18
	1.5	Inconsistency	18
2	Financier Trustee limitation of liability		19
	2.1	Financier Trustee acting only as trustee of the Financier Trust	19
	2.2	Financier Trustee’s liability is limited	19
	2.3	Limitation does not apply if Financier Trustee acted beyond power or improperly	19
	2.4	Directors, officers and employees	19
3	Facility and purpose		20
	3.1	Facility	20
	3.2	Approved Purpose	20
	3.3	Cancellation	20
4	Conditions precedent and subsequent		21
	4.1	Conditions precedent to Drawdown	21
	4.2	Certifications	21
	4.3	Conditions subsequent	21
	4.4	Conditions precedent and subsequent for Financier’s benefit only	21
5	Requesting and providing the Drawdown		22
	5.1	Drawdown	22
	5.2	Form of Drawdown Notice	22
	5.3	Drawdown Notice irrevocable	22
	5.4	Drawdown Notice for Financier’s benefit only	22
	5.5	Agreement to provide Drawdown	22
6	Interest and fees		22
	6.1	Calculation and payment of Interest	22
	6.2	Work Fee	23
	6.3	Establishment Fee	23
	6.4	Cancellation Fee	23
	6.5	Cessation of Business Fee	23
	6.6	Early Prepayment Fee	23

Facility Agreement – Incannex	i

7	Illegality		24
	7.1	Increased costs compensation	24
	7.2	Calculation	24
	7.3	Negotiation	24
	7.4	Suspension or cancellation for illegality	25
	7.5	Restructure of Facility	25
	7.6	Prepayment for Illegality	25
8	Repayment		25
	8.1	Final Repayment Date	25
	8.2	Mandatory prepayment	26
	8.3	Voluntary prepayment	26
	8.4	General provisions in relation to prepayments	26
	8.5	Order of application	26
9	Representations and warranties		27
	9.1	General representations and warranties	27
	9.2	Repetition	29
	9.3	Reliance	29
10	Undertakings		29
	10.1	General undertakings	29
	10.2	Reporting	31
	10.3	Secured Property undertakings	31
	10.4	Marketable Securities undertakings	32
	10.5	Negative undertakings	33
	10.6	R&D Proceeds Account	35
11	Default		35
	11.1	Events of Default	35
	11.2	Powers on default	37
12	Review Event		38
	12.1	Provision of information	38
	12.2	Action following Review Event	38
13	Guarantee and indemnity		39
	13.1	Guarantee	39
	13.2	Indemnity	39
	13.3	Demand	39
	13.4	Time of demand	39
	13.5	Principal obligations	39

Facility Agreement – Incannex	ii

	13.6	No recourse to Security Document or other rights	40
	13.7	Continuing guarantee	40
	13.8	Increases in Secured Money	40
	13.9	Contingent amounts	40
	13.10	Preservation	41
	13.11	No obligation to marshal	42
	13.12	Suspension of rights	42
14	Costs and expenses		43
15	Indemnities		43
	15.1	General indemnity	43
	15.2	Prepayment indemnity	44
	15.3	Tax indemnity	44
	15.4	Operation of indemnities	44
	15.5	Duration	45
16	Payments		45
	16.1	Payments	45
	16.2	Tax Deduction	45
	16.3	Tax Credit	45
	16.4	Conduct of Financier’s business	45
	16.5	Interest on overdue amounts	46
	16.6	Time for payment of interest	46
	16.7	Capitalisation of interest	46
	16.8	Merger	46
	16.9	Currency	46
	16.10	Goods and Services Tax	46
	16.11	Application of money	47
	16.12	Cleared funds	47
17	PPSA		47
	17.1	PPSA further assurances	47
	17.2	Exclusion of PPSA provisions	48
	17.3	Exercise of rights by Financier	48
	17.4	No notice required unless mandatory	48
	17.5	Other rights	49
18	Anti-money laundering		49
	18.1	Anti-money laundering and sanctions	49
	18.2	Anti-Money Laundering and Counter-Terrorism Financing	49

Facility Agreement – Incannex	iii

19	General		51
	19.1	Reinstatement of rights	51
	19.2	Certificates	51
	19.3	Rights	51
	19.4	Time of the essence	51
	19.5	Set-off	52
	19.6	Acknowledgment by Obligor	52
	19.7	Amendments	52
	19.8	Assignment	52
	19.9	Counterparts	52
	19.10	No merger	53
	19.11	Entire agreement	53
	19.12	Further assurances	53
	19.13	No waiver	53
	19.14	Confidentiality	53
	19.15	Governing law and jurisdiction	54
	19.16	Severability	54
	19.17	Notice	54
	19.18	Non-revocation of power of attorney	55
	19.19	Approval and consent	55
	19.20	Delivery	55
Schedule 1			57
	Parties		57
Schedule 2			58
	Reference Schedule		58
Schedule 3			59
	Conditions precedent to Drawdown		59
Schedule 4			60
	Verification Certificate		60
Schedule 5			61
	Drawdown Notice		61

Facility Agreement – Incannex	iv

Facility Agreement

Dated

Parties

Borrower	Incannex Healthcare Pty Ltd ACN 096 635 246 of 105 / 8 Century Circuit, Norwest NSW Australia 2153

Guarantor	Each person listed in Part B of Schedule 1

Financier	FC Credit Pty Ltd ACN 676 254 881 as trustee for SPV 1006-25 Trust ABN 69 780 239 347 of Level 5, 1 York Street, Sydney NSW 2000

Agreed terms

1	Definitions and interpretation

1.1	Definitions

In this document, unless the context requires otherwise:

Term	Definition
Accounting Standards	means accounting standards, principles and practices applying by law or otherwise generally accepted and consistently applied in Australia.

AML/CTF Laws	means any law or regulation in Australia or any other country directly connected with the transactions contemplated by any Finance Document which relates to the prevention of money laundering, terrorism financing and the provision of financial and other services to any persons which may be subject to sanctions, including, without limitation, the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) and any laws or regulations imposing ‘know your customer’ or other identification checks or procedures.

AML Requirements	has the meaning given to that term in clause 18.2.

Approved Purpose	means the approved purpose for the Facility set out in Schedule 2.

Approved Tax Advisor	means a licensed independent tax advisor who is must be acceptable to the Financier in all respects.

Facility Agreement – Incannex	1

Term	Definition
Arranger	means FC Advisory Pty Ltd ACN 605 121 757.

ASIC	means the Australian Securities and Investments Commission or the Government Agency that succeeds it.

ATO	means the Australian Taxation Office.

Authorisation	means any consent, authorisation, registration, filing, agreement, notarisation, certificate, permit, licence, approval, authority or exemption of, from or required by, a Government Agency or required by law. Where intervention or action of a Government Agency within a specified period would fully or partly prohibit or restrict something by law, Authorisation includes the expiry of that period without that intervention or action.

Authorised Officer	means, in respect of an Obligor, a person specified in a Verification Certificate (or otherwise certified to the Financier in the same manner as a Verification Certificate including a certified copy of that person’s specimen signature) as being its authorised representative for the purposes of the Finance Documents where that person’s identity has been verified to the Financier’s satisfaction in order to complete the Financier’s KYC Checks and comply with AML/CTF Laws and the Financier has no notice of revocation of that authority.

Availability Period	means the period so described in Schedule 2 or such other period as the Financier may approve in writing from time to time.

Avoidance

means any payment, settlement, transaction, transfer or other dealing by or on behalf of an Obligor in connection with any Finance Document being, or becoming, void, voidable, unenforceable or defective for any reason, including:

(a)          as a result of any law relating to bankruptcy, insolvency or the protection of creditors; or

(b)          any legal limitation, disability or incapacity of or affecting any person.

Borrower Review Event Notice	has the meaning given to that term in clause 12.2.

Facility Agreement – Incannex	2

Term	Definition
Borrowing Base

means, at any time, in respect of the Drawdown under the Facility, an amount calculated by reference to the following formula:

A – B = C

where:

A = 75% of the amount of the R&DTOR which has accrued and to which the Borrower is entitled under the Tax Act but which has not yet been received by the Borrower but is detailed in the R&D Tax Advisor Letter;

B = the amount of any clawback of a R&DTOR advised by the ATO (if any) or any Tax otherwise due to the ATO by the Borrower; and

C = the amount available for Drawdown.

Business Day	means a day that is not a Saturday, Sunday or public holiday and being a day on which banks are open for general banking business in Sydney.

Cancellation Fee	means the fee so described in Schedule 2.

Cessation of Business Event	has the meaning given to that term in clause 6.5(a)(ii).

Cessation of Business Fee	means the fee so described in Schedule 2.

Commitment	means the amount so described in Schedule 2 as cancelled or reduced from time to time in accordance with this document.

Contested Taxes

means a Tax assessed as payable by a person:

(a)          which is being diligently contested by it in good faith and in accordance with proper procedures and laws;

(b)          which is not required by applicable law to be paid before the contest is determined; and

(c)          in respect of which the Financier is satisfied that the person has set aside sufficient reserves of liquid assets to pay the Tax and any fine, penalty or interest payable if the contest is unsuccessful.

Control

(a)          has the meaning given in section 50AA of the Corporations Act;

(b)         in respect of an ‘entity’ (as defined in the Corporations Act) also includes the direct or indirect power to directly or indirectly direct the management or policies of the entity or control the membership or voting of the board of directors or other governing body of the entity (whether or not the power has statutory, legal or equitable force or arises by means of statutory, legal or equitable rights or trusts, agreements, arrangements, understandings, practices, the ownership of any interest in Marketable Securities, bonds or instruments of the entity or otherwise); and

(c)          also includes owning or controlling, directly or indirectly, more than 50% of the shares or units in an entity.

Corporations Act	means the Corporations Act 2001 (Cth).

Facility Agreement – Incannex	3

Term	Definition
Deal With	means deal with property in any way including offer for sale, grant an option, create or Dispose Of a right, render or permit to be subject to a Security Interest, subdivide, convert, deposit, compromise, or allow a counterclaim or right of set-off to arise. Dealing has a corresponding meaning.

Default	means: (a) an Event of Default; or (b) a Potential Event of Default.

Default Interest Rate	means the rate so described in Schedule 2.

Dispose Of	means sell, transfer, assign, alienate, surrender, dispose of, deposit, lease, part with possession of or enter into any agreement or arrangement to do or allow any of these things. Disposal has a corresponding meaning.

Distribution	means any payment made by way of dividend, benefit, fee, entitlement and any other distribution of any kind relating to, or to which any person may become entitled as a result of, a shareholding in an Obligor or a unitholding or other beneficial interest in any trust in respect of which an Obligor is the trustee.

Drawdown	means the principal amount of each advance or financial accommodation made by the Financier to the Borrower or, where appropriate, requested under the Facility.

Drawdown Date	means the date on which the Drawdown is or is proposed to be made.

Drawdown Notice	means the notice requesting the Drawdown or otherwise giving instructions in relation to the Drawdown substantially in the form of Schedule 5 duly completed and signed by, or on behalf of, the Borrower.

Early Prepayment Fee	means: (a) the Minimum Interest Amount; less (b) an amount equal to all interest (excluding any default interest) actually paid by the Borrower under this document at the time of payment of this fee.

Entity Change

means a change, after the date of this document, in:

(a)          the business, operations, assets, condition, financial position or other aspect of an Obligor; or

(b)          the nature of the Financier’s recourse or exposure to an Obligor,

which has the effect of changing the Financier’s credit risk treatment or capital allocation or exposure treatment of the Facility or the Commitment.

Facility Agreement – Incannex	4

Term	Definition
Establishment Fee	means the fee so described in Schedule 2.

Event of Default	has the occurrence of an event or circumstance described in clause 11.1.

Excluded Taxes

means any Taxes imposed by a jurisdiction on, or calculated by reference to, the net income of the Financier in a jurisdiction because the Financier has a connection with that jurisdiction, other than a Tax:

(a)          calculated by reference to the gross amount of a payment (without allowing for any deduction) derived by the Financier under a Finance Document or any other document referred to in a Finance Document; or

(b)          imposed because the Financier is taken to be connected with that jurisdiction solely by being a party to a Finance Document or a transaction contemplated by a Finance Document.

Facility	means the cash advance facility made available to the Borrower by the Financier under clause 3.1(a).

Final Repayment Date	means the date so specified in Schedule 2.

Finance Debt

includes any indebtedness or other liability (present or future, actual or contingent) in respect of money borrowed or raised or any financial accommodation including:

(a)          an advance or loan;

(b)          drawing, accepting, endorsing, discounting, collecting or paying a bill of exchange, cheque or other negotiable instrument;

(c)          entering into any agreement or transaction in connection with raising financial accommodation as a result of which a debt or liability or a contingent debt or liability will or might arise (including any lease or hire purchase contract which would, in accordance with Accounting Standards, be treated as a finance or capital lease) or any title retention agreement);

(d)          consideration for the acquisition of an asset or service payable more than 90 days after, as applicable, the date of the acquisition or the date on which the service is invoiced;

(e)          any preference share or unit categorised as debt under Accounting Standards;

(f)          any commodity, currency or interest rate swap agreement, forward exchange rate agreement or futures contract (as defined in any statute);

(g)          any Guarantee relating to any financial accommodation; or

(h)          forbearing to require immediate payment of any moneys owing or contingently owing on any account, for any reason whatsoever.

Facility Agreement – Incannex	5

Term	Definition
Finance Documents

means:

(a)          this document;

(b)          each Security Document;

(c)          the Priority Deed;

(d)          each Fraud Indemnity Deed Poll;

(e)          each Verification Certificate;

(f)           the Drawdown Notice; and

(g)          such other documents as the Borrower and the Financier agree in writing from time to time will be a ‘Finance Document’ for the purposes of this document.

Financial Accounts

means:

(a)          a statement of financial performance;

(b)          a statement of financial position; and

(c)          a statement of cashflow,

together with any notes to those documents and any accompanying reports, statements, declarations and other documents or information.

Financial Close	means the time at which the Financier confirms to the Borrower that the conditions precedent in clause 4.1 have been satisfied or waived by the Financier.

Financial Year	means the annual accounting period of the Group ending on 30 June in each calendar year.

Financier Review Event Notice	has the meaning given to that term in clause 12.2.

Financier Trust	means SPV 1006-25 Trust ABN 69 780 239 347.

Financier Trustee	means FC Credit Pty Ltd ACN 676 254 881.

Fraud Indemnity Deed Poll	means each fraud indemnity deed poll dated on or about the date of this document executed and delivered by each of the directors of the Borrower (being Troy Robert Valentine, Peter Widdows, Robert Bruce Clark, George Evgeniyevich Anastassov and Joel Bradley Latham) and Joseph William Swan in favour of the Financier.

General & Featherweight Security Deed (Borrower)	means the general and featherweight security deed dated on or about the date of this document granted by the Borrower in favour of the Financier over all of its assets and undertaking, including but not limited to all of the Borrower’s right, title and interest in the R&D Proceeds.

Facility Agreement – Incannex	6

Term	Definition
General Security Deed (Guarantors)	means the general security deed dated on or about the date of this document granted by each Guarantor in favour of the Financier over all of each Guarantor’s assets and undertaking.

Government Agency	means the Crown, a government, a government department, or a governmental, semi-governmental, statutory, administrative, parliamentary, provincial, public, municipal, local, judicial or quasi-judicial body.

Group	means the Borrower and each Guarantor.

GST	has the meaning given to that term in the GST Act.

GST Act	means A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Guarantee

means a guarantee, indemnity, letter of credit, legally binding letter of comfort or any other obligations of any kind:

(a)          to pay, to purchase, or to give funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets, rights or services, or otherwise) for the payment or discharge of;

(b)          to indemnify against the consequences of default in the payment of; or

(c)          otherwise to be responsible for,

any obligation or monetary liability of any other person or the assumption of any responsibility in respect of the solvency or financial condition of another person.

Illegality	has the meaning given to that term in clause 7.1.

Facility Agreement – Incannex	7

Term	Definition
Insolvency Event

means:

(a)          in the case of a corporation, any of the following events:

(i)           the corporation is dissolved (whether pursuant to Chapter 5A of the Corporations Act or otherwise);

(ii)          a controller (as defined in the Corporations Act), liquidator, provisional liquidator or voluntary administrator is appointed in respect of the corporation or any of its assets;

(iii)         an application (other than an application which is withdrawn or dismissed within 7 days of it having been made) is made to a court or a meeting is convened, or a resolution is passed (or notice is given of such meeting or resolution) or a notice is issued or any other step is taken by any person for the corporation to be wound up (other than as a members’ voluntary winding up) or dissolved or for the appointment of a liquidator, provisional liquidator, voluntary administrator in respect of the corporation or any of its assets;

(iv)         the corporation:

(A)         resolves to enter into, or enters into, a scheme of arrangement, a deed of company arrangement or a composition with its creditors or an assignment for their benefit (other than a solvent winding up or solvent reorganisation of any Obligor);

(B)         suspends payment of its debts or proposes or is subject to a moratorium of its debts; or

(C)         takes proceedings or actions similar to those mentioned in this paragraph (iv) as a result of which the corporation’s assets are, or are proposed to be, submitted to the control of its creditors;

(v)          the corporation seeks or obtains protection from its creditors under any statute or any other law;

(vi)         the corporation is unable to pay all of its debts as and when they become due and payable or is deemed to be insolvent under any provision of the Corporations Act or any statute or any other law;

(vii)       any attachment, distress, execution or other process is made or levied against any asset of the corporation and is not satisfied within seven days; or

(viii)       an event occurs in relation to the corporation which is analogous to anything referred to above or which has a substantially similar effect; and

Facility Agreement – Incannex	8

Term	Definition

(b)          in the case of a natural person:

(i)           the person is or states that he or she is unable to pay all of his or her debts as and when they become due and payable;

(ii)          a bankruptcy notice is issued against the person or a receiver or a trustee for creditors or a trustee in bankruptcy is appointed to any of the person’s property;

(iii)         the person enters into, attempts to enter into, or convenes a meeting for the purpose of entering into, an arrangement, assignment or composition with his or her creditors; or

(iv)         an event occurs in relation to the person which is analogous to anything referred to above or which has a substantially similar effect.

Insolvent Obligor	has the meaning given to that term in clause 13.12(b).

Interest Payment Date	the date or dates so specified in Schedule 2.

Interest Period

means one calendar month (or such other period agreed in writing by the Financier), determined and adjusted as follows:

(a)          the first Interest Period for the Drawdown commences on (and includes) the Drawdown Date;

(b)          each subsequent Interest Period for the Drawdown commences on (and includes) the day when the preceding Interest Period for the Drawdown ends;

(c)          if an Interest Period for the Drawdown ends on a day which is not a Business Day, that Interest Period will be extended to the next Business Day in the same calendar month, or if none, will be reduced to the preceding Business Day; and

(d)         if an Interest Period for the Drawdown would otherwise end after the Final Repayment Date, it will be reduced to end on the Final Repayment Date for that Facility.

Interest Rate	means the rate so specified in Schedule 2.

Investigating Experts	has the meaning given to that term in clause 11.2(d).

Ipso Facto Event

means the Borrower is the subject of:

(a)          an announcement, application, compromise, arrangement, managing controller or administration as described in section 415D(1), 434J(1) or 451E(1) of the Corporations Act; or

(b)          any process which under any law with a similar purpose may give rise to a stay on, or prevention of, the exercise of contractual rights.

Facility Agreement – Incannex	9

Term	Definition
Junior Creditor	means each of: (a) Arena Investors, LP; and (b) Arena Business Solutions Global SPC II, Ltd.

Junior Creditor Documents

means:

(a)          the document entitled “Securities Purchase Agreement” dated 6 September 2024 between Incannex Healthcare Inc. and Arena Investors, LP;

(b)          the document entitled “Purchase Agreement” dated 6 September 2024 between Incannex Healthcare Inc. and Arena Business Solutions Global SPC II, Ltd; and

(c)          the document entitled “General Security Deed” to be entered into by each Obligor and the Junior Security Trustee; and

(d)          the document entitled “Australian Security Trust Deed Poll” to be executed by the Junior Security Trustee.

Junior Security Trustee	means Arena Special Opportunities (Offshore) Master, LP in its capacity as trustee of the Incannex Healthcare Security Trust.

KYC Checks	means the Financier’s ‘know your customer’ or similar identification and verification checks and procedures required for the Financier to comply with any AML/CTF Laws, and to manage anti-money laundering, counter-terrorism financing or economic and trade sanctions risk.

Marketable Securities

means:

(a)          ‘marketable securities’ as defined in section 9 of the Corporations Act but also includes the matters referred to in the exceptions to the definition of ‘debenture’ in the Corporations Act;

(b)          any investment instrument or intermediated security;

(c)          any interest in a trust or partnership;

(d)          any negotiable instrument; and

(e)          any right or an option in respect of or in connection with a Marketable Security (including any of the above), regardless of whether it has been issued or not.

Facility Agreement – Incannex	10

Term	Definition
Material Adverse Effect

means:

(a)          as it relates to a person, a material adverse effect:

(i)           on the person’s condition (financial or otherwise) operations, assets, property or business; or

(ii)          on the person’s ability to perform and comply with its relevant obligations under a Finance Document;

(b)          as it relates to the Secured Property, a material adverse effect on the value or marketability of any Secured Property;

(c)          a material adverse effect on the validity or enforceability of any Finance Document or any rights or remedies of any party under a Finance Document; or

(d)          a material adverse effect on the effectiveness or priority of any Security Document.

Material Documents

means:

(a)          the documents so described in Schedule 2; and

(b)          such other documents as the Borrower and the Financier agree in writing from time to time will be a ‘Material Document’ for the purposes of this document.

Minimum Interest Amount	means the amount so specified in Schedule 2.

New Right

means:

(a)          the right, title and interest of an Obligor in all money, dividends, dividend investment schemes, bonus issues, rights issues, allotments, offers, benefits, privileges, distributions, options, interests, Marketable Securities or entitlements or rights to take up Marketable Securities;

(b)          the rights of an Obligor arising from any sale, conversion, redemption, cancellation, reclassification, forfeiture, consolidation, subdivision or merger;

(c)          the rights of an Obligor arising from any reduction of capital, liquidation, voluntary administration, scheme of arrangement or reorganisation; and

(d)          all proceeds arising out of or in connection with Marketable Securities that form part of the Secured Property.

Obligors	means: (a) the Borrower; and (b) each Guarantor, and Obligor means each or any one of them as the context requires.

Facility Agreement – Incannex	11

Term	Definition
Permitted Disposal

means:

(a)          a Disposal to the extent that the Disposal occurs by the creation of a Security Interest under a Permitted Security Interest; or

(b)          any other disposal in respect of which the Financier has given its prior written consent.

Permitted Distribution	means any Distribution in respect of which the Financier has given its prior written consent.

Permitted Finance Debt

means:

(a)          any Finance Debt provided to an Obligor by the Financier under the Finance Documents;

(b)          any Finance Debt provided to an Obligor by the Junior Creditor pursuant to the Junior Creditor Documents;

(c)          any liability under any agreement entered into in the ordinary course of business for the acquisition of any asset or service where payment for the asset or service is deferred for a period of not more than 90 days;

(d)          any other Finance Debt in respect of which the Financier has given its prior written consent.

Permitted Security Interest

means:

(a)          any Security Interest granted by an Obligor in favour of the Financier;

(b)          any Security Interest granted by an Obligor in favour of the Junior Security Trustee pursuant to the Junior Creditor Documents which is subject to the Priority Deed;

(c)          any lien arising by operation of law and in the ordinary course of trading so long as the debt it secures is paid when due or contested in good faith and appropriately provisioned;

(d)          any Security Interest defined in section 12(3) of the PPSA which does not in substance secure payment or performance of an obligation; or

(e)          any other Security Interest in respect of which the Financier has given its prior written consent.

Potential Event of Default	means any event, thing or circumstance which (on the giving of notice, the making of a determination under a Finance Document, lapse of time or fulfilment of any condition, or any combination of any of the foregoing) would be likely to become an Event of Default.

PPS Regulations	means the Personal Property Securities Regulations 2010 (Cth).

Facility Agreement – Incannex	12

Term	Definition
PPS Law

means:

(a)          the PPSA and any regulation made at any time under the PPSA, including the PPS Regulations (each as amended from time to time); and

(b)          any amendment made at any time to any other legislation as a consequence of a law or regulation referred to in paragraph (a).

PPSA	means the Personal Property Securities Act 2009 (Cth).

PPSR	means the register maintained for the purposes of the PPS Law.

Principal Outstanding	means, at any time, the aggregate amount of unrepaid Drawdowns at that time.

Priority Deed	means the priority deed dated on or about the date of this document between each Obligor, the Junior Security Trustee and the Financier.

R&D	means research and development.

R&DTOR	means a refundable R&D tax offset available to the Borrower.

R&D Activities	has the meaning set out in section 355-20 of the Tax Act.

R&D Proceeds	means all amounts payable to the Borrower in respect of R&DTOR or a refund of Tax.

R&D Proceeds Account

means an account in the name of the Financier with the following details:

Account Name: FC Credit Pty Ltd

BSB Number: 082-356

Account Number: 85-086-1341

or any replacement account notified by the Financier to the Borrower.

R&D Tax Advisor Letter

means a letter provided by an Approved Tax Advisor to the Financier on a non-reliance basis which must be in a form and substance acceptable to the Financier in all respects and which must confirm as at date of the letter:

(a)          the Borrower is an eligible R&D entity as defined in section 355-35 of the Tax Act for the relevant Financial Year;

(b)          the R&D Activities undertaken by the Borrower, during the Financial Years ending 30 June 2023 and 30 June 2024;

(c)          the value of the R&DTOR which have accrued but not yet been received by the Borrower, in the relevant Financial Year, including providing a draft copy of the R&D Tax Incentive Schedule; and

(d)          any other information required by the Financier to be included in the letter.

R&D Tax Incentive Program	means the “research and development tax incentive” program administered by the ATO and Auslndustry on behalf of the Department of Industry, Science and Resources.

Facility Agreement – Incannex	13

Term	Definition
R&D Tax Incentive Schedule	means the “research and development tax incentive schedule” which a company is required to complete and attach to the company’s income tax return in each Financial Year in order to claim the R&D tax offset(s) under the R&D Tax Incentive Program and in accordance with the Tax Act.

Receiver	means any receiver or receiver and manager appointed under any Finance Document.

Recipient	has the meaning given to that term in clause 16.10(b).

Regulatory Change

means the occurrence, after the date of this document, of the introduction or commencement of, change in, or change in a Government Agency’s interpretation or administration of, any:

(a)          law or regulation (including in relation to Tax); or

(b)          order, treaty or official policy, ruling, directive, guideline, requirement or request of any central bank, prudential supervisory authority or other Government Agency, having either force of law or with which responsible banks or financial institutions in the applicable jurisdiction would comply in practice.

Related Body

means, regardless of any body’s trustee or other capacity:

(a)          a body corporate which would be related under section 50 of the Corporations Act on the basis that the term ‘subsidiary’ in that section had the meaning given in this document; or

(b)          an entity which Controls, is Controlled by, or is under common Control with, that body.

Review Event	means each event so described in Schedule 2.

Review Notice	means the Borrower Review Event Notice or the Financier Review Event Notice, as the context requires.

Facility Agreement – Incannex	14

Term	Definition
Secured Money

means all money which, at any time and for any reason and on any basis (whether or not contemplated by the parties at the date of this document):

(a)          an Obligor is or becomes actually or contingently liable to pay to the Financier or for the Financier’s account;

(b)          comprises Finance Debt provided by the Financier to an Obligor;

(c)          an Obligor and the Financier agree in writing will form part of the Secured Money;

(d)          the Financier is entitled to debit to an Obligor’s account or is liable to pay by reason of any act or omission of an Obligor; or

(e)          reasonably foreseeably may fall within paragraphs (a), (b), (c) or (d) above at any time,

in each case under or in connection with a Finance Document irrespective of:

(i)           whether the liability of the relevant Obligor is:

(A)          alone, or several or joint with any other person;

(B)          personal;

(C)          incurred as principal debtor or in any other capacity including as surety; or

(D)          ascertained or unascertained;

(ii)          whether the Financier is:

(A)          the original obligee or an assignee deriving from it; or

(B)          the original secured party or an assignee deriving from it,

irrespective of:

(C)          when the assignment took place; and

(D)          whether the relevant Obligor had notice of or consented to the assignment; and

(iii)         whether the liability of the relevant Obligor was incurred on its own behalf or as trustee of any trust.

Secured Property	means any property or asset which is subject to a Security Interest in favour of or for the benefit of the Financier under a Security Document.

Security Documents

means:

(a)          each document so described in Schedule 2; and

(b)          such other documents as the Borrower and the Financier agree in writing from time to time will be a ‘Security Document’ for the purpose of this document.

Facility Agreement – Incannex	15

Term	Definition
Security Interest

means any:

(a)          ‘security interest’ as defined in the PPS Law;

(b)          security for payment of money, performance of obligations or protection against default (including a mortgage, bill of sale, charge, lien, pledge, trust, power or title retention arrangement, right of set-off, assignment of income, garnishee order or monetary claim and flawed deposit arrangements); and

(c)          thing or preferential interest or arrangement of any kind giving a person priority or preference over claims of other persons or creditors with respect to any property or asset,

and includes any agreement to create any of them or allow them to exist.

Subsidiary

has the meaning given in the Corporations Act, but as if ‘body corporate’ includes any entity. It includes an entity required (or that would be required if that entity were a corporation) by the Accounting Standards to be included in the consolidated Financial Statements of that entity. Also:

(a)          an entity is a Subsidiary of another entity if controlled by that other entity for the purposes of section 50AA of the Corporations Act;

(b)          a trust may be a Subsidiary (and a unit or other beneficial interest in the trust is to be treated as a share accordingly); and

(c)          an entity is to be treated as a Subsidiary of a trust as if that trust were a corporation.

Tax	includes any tax, levy, duty, charge, impost, fee, deduction and withholding however it is described, that is assessed, levied, collected or imposed by law or by a Government Agency, together with any related interest penalty, fine or other charge, or other amount imposed in respect of any of the above.

Tax Act	means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) (as applicable).

Tax Consolidated Group	means a ‘consolidated group’ or a ‘MEC group’ each as defined in the Tax Act.

Tax Credit	means a credit against, relief or remission for, or repayment of any Tax.

Tax Deduction	means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment	means an increased payment made by an Obligor to the Financier under clause 16.2 or a payment with respect to Taxes under clause 15.3.

Facility Agreement – Incannex	16

Term	Definition
Transaction Documents

means:

(a)          the Finance Documents;

(b)          the Material Documents; and

(c)          such other document as the Borrower and the Financier agree in writing from time to time will be a ‘Transaction Document’ for the purposes of this document.

Verification Certificate	means a certificate in or substantially in the form of Schedule 4.

Work Fee	means the fee so described in Schedule 2.

1.2	Interpretation

In this document, unless the contrary intention appears:

(a)	a reference to a clause, schedule, annexure or party is a reference to a clause of, and a schedule, annexure or party to, this document and references to this document include any schedules or annexures;

(b)	a reference to a party to this document or any other document or agreement includes the party’s successors, permitted substitutes and permitted assigns;

(c)	a reference to the singular includes the plural and vice versa, a gender includes other genders and different grammatical forms of defined expressions have corresponding meanings;

(d)	if a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(e)	a reference to a document or agreement (including a reference to this document) is to that document or agreement as amended, restated, supplemented, varied or replaced;

(f)	a reference to this document includes the agreement recorded by this document;

(g)	a heading is for reference only and it does not affect the meaning or interpretation of this document;

(h)	a reference to legislation or to a provision of legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(i)	if any day on or by which a person must do something under this document is not a Business Day:

(i)	if the act involves a payment, the person must do it on or by the next Business Day unless that day falls in the following month, in which case the previous Business Day; and

(ii)	in any other case, the person must do it on or by the next Business Day;

(j)	a reference to a person includes a corporation, trust, partnership, unincorporated body, government and local authority or agency, or other entity whether or not it comprises a separate legal entity;

(k)	a reference to ‘month’ means calendar month;

(l)	this document is not to be interpreted against the interests of a party merely because that party proposed this document or some provision in it or because that party relies on a provision of this document to protect itself;

(m)	a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(n)	a reference to ‘$’ or ‘dollar’ is to Australian currency;

(o)	a reference to time is to Sydney time (unless otherwise agreed in writing);

(p)	the meaning of any general language is not restricted by any accompanying example, and the words ‘includes’, ‘including’, ‘such as’ or ‘for example’ (or similar phrases) do not limit what else might be included;

Facility Agreement – Incannex	17

(q)	if a party to this document consists of more than one person, or a term is used in this document to refer to more than one party:

(i)	an obligation of those persons is joint and several; and

(ii)	a right of those persons is held by each of them severally;

(r)	a Default or Review Event subsists until either:

(i)	remedied to the Financier’s satisfaction before any right or power in respect of that Default or Review Event is exercised; or

(ii)	waived by the Financier in writing in accordance with this document;

(s)	if a party is prohibited from doing anything, that party is also prohibited from:

(i)	allowing or causing it to be done; and

(ii)	doing or omitting to do anything which results in it happening; and

(t)	words and expressions used in this document which have been defined in the PPSA are to be interpreted in accordance with their meanings in the PPSA unless otherwise defined in this document or unless the context otherwise requires.

1.3	PPSA defined terms

In a Finance Document, unless the contrary intention appears, a reference to a term which is defined in the PPSA has the same meaning given to that term in the PPSA. In addition:

(a)	a reference in this document to ‘control’ or ‘possession’ includes control or possession as defined in the PPSA; and

(b)	a reference to ‘non-circulating asset’ means any personal property which is not a circulating asset.

1.4	Effect of statutes and regulations

If a statute or regulation only applies in so far as a contrary intention is not expressed in this document, the terms of this document prevail where the application of that statute or regulation would adversely affect or otherwise restrict any right of the Financier.

1.5	Inconsistency

(a)	If this document is inconsistent with the terms of another Finance Document, the terms of this document prevail.

(b)	If one document deals with a matter and another does not, that alone does not make them inconsistent.

Facility Agreement – Incannex	18

2	Financier Trustee limitation of liability

2.1	Financier Trustee acting only as trustee of the Financier Trust

The Financier Trustee enters into and performs its obligations under the Finance Documents and the transactions contemplated by the Finance Documents only as trustee of the Financier Trust. This applies also for any past and future conduct (including omissions) relating to this document or those transactions.

2.2	Financier Trustee’s liability is limited

The Financier Trustee’s liability (including for negligence) in connection with the Finance Documents and the transactions contemplated by the Finance Documents and conduct is limited to the extent it can be satisfied out of the assets of the Financier Trust. The Financier Trustee need not pay the liability out of other assets.

2.3	Limitation does not apply if Financier Trustee acted beyond power or improperly

Clauses 2.1 and 2.2 do not apply in respect to any liability of the Financier Trustee to another party (including negligence) to the extent that:

(a)	the Financier Trustee has no right or power to have assets of the Financier Trust applied to satisfy that liability; or

(b)	the Financier Trustee’s right or power to do so is reduced or limited,

because the Financier Trustee has acted beyond power or improperly in relation to the Financier Trust.

2.4	Directors, officers and employees

Nothing in this document makes any director, officer or employee of the Financier Trustee personally liable for any act or omission by the Financier Trustee of which they are a director, officer or employee merely because they hold that office.

Facility Agreement – Incannex	19

3	Facility and purpose

3.1	Facility

(a)	Subject to the other provisions of this document, the Financier agrees to provide to the Borrower the Facility in a single Drawdown in an amount equal to or less than the Borrowing Base and not exceeding the Commitment.

(b)	Subject to the other provisions of this document, the Borrower may make the Drawdown under the Facility by issuing the Drawdown Notice during the Availability Period in accordance with this document.

3.2	Approved Purpose

(a)	The Borrower may only use the Facility for the Approved Purpose. The Financier is not obliged to enquire as to whether the Drawdown under the Facility is used for the Approved Purpose.

(b)	The Borrower must immediately repay to the Financier any part of the Drawdown not used for the Approved Purpose.

3.3	Cancellation

(a)	If the Commitment has not been drawn down under this document by 5.00pm on the last Business Day of the Availability Period, the Commitment will be cancelled automatically at 5.00pm on the last Business Day of the Availability Period.

(b)	The Commitment is reduced permanently to the amount of the Principal Outstanding at 5.00pm on the last Business Day of the Availability Period.

(c)	If the Commitment is cancelled under this clause 3.3, it may not be reinstated.

Facility Agreement – Incannex	20

4	Conditions precedent and subsequent

4.1	Conditions precedent to Drawdown

The Financier is not obliged to provide the Drawdown to the Borrower under this document unless and until:

(a)	the Financier has received each of the items set out in Schedule 3 in form and substance satisfactory to it;

(b)	the Financier is satisfied that:

(i)	no Default or Review Event is subsisting or would result from the provision of the Drawdown;

(ii)	the Financier is satisfied that the statements and the representations and warranties in clause 9.1 are true and not misleading as at the date of the Drawdown Notice and as at the relevant Drawdown Date;

(iii)	the Borrower has in full force and effect the Authorisations necessary in connection with the delivery of the Drawdown Notice and the provision of the Drawdown; and

(iv)	the Financier has received such other approvals, certificates, opinions, statutory declarations, other documents and information as it reasonably requires.

4.2	Certifications

Anything which an Obligor is required to produce in certified form under a Finance Document must be certified as being true and complete by the secretary or a director (or the sole director and secretary) of that Obligor as at a date not earlier than the date of this document.

4.3	Conditions subsequent

The Borrower must ensure that the Financier has received:

(a)	by no later than 31 December 2024, evidence in a form and substance acceptable to the Financier in all respects that:

(i)	the Borrower has submitted an application for registration with Auslndustry in respect of its R&D Activities under the R&D Tax Incentive Program; and

(ii)	the Borrower has submitted the application for the R&D Tax Incentive Program together with the certificate provided by Auslndustry in respect of that application; and

(b)	by no later than 30 June 2025, copies of any R&D Tax Incentive Schedule submitted to the ATO in conjunction with the Borrower’s income return for the financial year ending 30 June 2024.

4.4	Conditions precedent and subsequent for Financier’s benefit only

The conditions precedent and subsequent set out in this document are for the Financier’s benefit only and the Financier may waive any of them at any time and in any manner.

Facility Agreement – Incannex	21

5	Requesting and providing the Drawdown

5.1	Drawdown

If the Borrower wishes to make the Drawdown, the Borrower must give a duly completed Drawdown Notice to the Financier by 11.00am at least two clear Business Days (or such shorter period as the Financier may otherwise approve in writing) before the proposed Drawdown Date specified in the Drawdown Notice.

5.2	Form of Drawdown Notice

The Drawdown Notice must be duly completed in the form of Schedule 5 or such other form as the Financier may otherwise approve in writing and must confirm (including calculations) that the amount of the Drawdown is equal to or less than the Borrowing Base.

5.3	Drawdown Notice irrevocable

The Drawdown Notice is irrevocable and is effective from the time of its actual receipt in legible form by the Financier.

5.4	Drawdown Notice for Financier’s benefit only

The requirement of the Drawdown Notice is for the Financier’s benefit only and the Financier may waive the requirement at any time and in any manner.

5.5	Agreement to provide Drawdown

Subject to the other provisions of this document, if the Borrower requests the Drawdown, then the Financier agrees to make available the Drawdown in accordance with the Drawdown Notice.

6	Interest and fees

6.1	Calculation and payment of Interest

The Borrower must pay interest on the daily outstanding balance of the Drawdown from and including the Drawdown Date until the Drawdown is repaid in full. Interest:

(a)	accrues daily at the Interest Rate;

(b)	is to be calculated on the basis of a 365 day year (366 days in a leap year) and for the actual number of days elapsed from and including the day when the money on which the interest is payable becomes owing to the Financier by the Borrower until but excluding the day of payment of that money; and

(c)	is payable on each Interest Payment Date.

Facility Agreement – Incannex	22

6.2	Work Fee

(a)	The Borrower must pay the Work Fee to Financier (for the account of the Arranger) on or before the date of this document.

(b)	The Work Fee is non-refundable.

(c)	Any part of the Work Fee paid prior to the date of this document will be credited towards payment of the Establishment Fee under clause 6.3.

(d)	The parties acknowledge that the Work Fee has been paid prior to the date of this document.

6.3	Establishment Fee

(a)	The Borrower must pay the Establishment Fee to Financier (for the account of the Arranger) on or before the Drawdown Date.

(b)	The Establishment Fee is non-refundable.

(c)	The Establishment Fee will be reduced by any part of the Work Fee which has been paid.

6.4	Cancellation Fee

(a)	If the Borrower does not make the Drawdown on or before 5pm on the last day of the Availability Period, the Borrower must pay the Cancellation Fee.

(b)	The Cancellation Fee is due and payable to the Financier (for the account of the Arranger) on demand.

(c)	The Cancellation Fee is non-refundable.

6.5	Cessation of Business Fee

(a)	If the Borrower:

(i)	ceases to carry on the business which it carries on as at the date of this document; or

(ii)	is subject to an Insolvency Event,

(Cessation of Business Event) the Borrower must pay the Cessation of Business Fee.

(b)	The Cessation of Business Fee is due on the date on which the Cessation of Business Event occurs and is payable to the Financier on demand.

(c)	The Cessation of Business Fee is non-refundable.

6.6	Early Prepayment Fee

(a)	The Borrower must pay to the Financier the Early Prepayment Fee (if any):

(i)	as required under clause 8.3(b); and

(ii)	where the whole or any part of the Principal Outstanding is cancelled or becomes due and payable under this document and the aggregate interest accrued, and paid by the Borrower to the Financier, under this document is less than the Minimum Interest Amount, in which case the Early Prepayment Fee shall be due and payable on the date the Principal Outstanding is cancelled or becomes due and payable.

(b)	The Early Prepayment Fee is non-refundable.

Facility Agreement – Incannex	23

7	Illegality

7.1	Increased costs compensation

The Borrower must pay to the Financier on demand amounts certified by the Financier as being necessary to compensate the Financier or its Related Bodies for a Regulatory Change or an Entity Change that directly or indirectly has the effect of:

(a)	increasing or adding to the cost of providing, funding or maintaining; and/or

(b)	reducing any amount received or receivable or reducing the effective return (including return or overall return on capital or allocation of capital) in connection with,

the Facility or the Financier’s observance or performance of its obligations under any Finance Document. The Financier may not make a demand under this clause 7.1 to the extent that the relevant increased cost or reduction is:

(c)	attributable to any Excluded Tax;

(d)	attributable to a Tax Deduction required by law to be made by the Borrower; or

(e)	for a loss which is compensated for under clause 15.3 or which would have been compensated under clause 15.3 but was not so compensated solely because of an exclusion in clause 15.3(b).

7.2	Calculation

In determining amounts payable under this clause 7, the Financier may use averaging and attribution methods commonly used by it or any other reasonable averaging or attribution method. If requested, the Financier will provide the Borrower with a certificate confirming the amount owing. However, the Borrower’s obligations under this document are independent from, and not subject to, the Financier providing this information.

7.3	Negotiation

At the Borrower’s request and expense, the Financier agrees to negotiate with the Borrower in good faith (for a period determined by the Financier, acting reasonably) with a view to minimising the amount payable by the Borrower due to a Regulatory Change. However, the Financier is not obliged to do anything the subject of negotiation. The Borrower’s obligation to pay any amount under a Finance Document is not affected because the relevant increase or deduction could have been avoided. This clause does not in any way limit the obligations of the Borrower under the Finance Documents.

Facility Agreement – Incannex	24

7.4	Suspension or cancellation for illegality

If it is or will be unlawful or if the Financier determines, acting reasonably, that it is or will not be possible in practice (Illegality) for it to provide, fund or maintain the Facility or the Commitment or otherwise observe or perform its obligations under any Finance Document, then the Financier may, by notice to the Borrower:

(a)	suspend or cancel some or all of its obligations under the Finance Documents; and/or

(b)	require the Borrower to repay all or part of the Principal Outstanding under the Facility,

to the extent necessary to prevent, remedy or avoid the Illegality.

7.5	Restructure of Facility

If the Borrower receives a notice from the Financier under clause 7.1, at the Borrower’s request and expense, the Financier agrees to negotiate with the Borrower in good faith (for a period determined by the Financier, acting reasonably) with a view to restructuring the Facility so as to prevent, remedy or avoid the Illegality in a manner satisfactory to the Financier. However, nothing in this clause obliges the Borrower or the Financier to restructure the Facility.

7.6	Prepayment for Illegality

(a)	If the Financier’s notice to the Borrower under clause 7.1 requires the Borrower to prepay all or part of the Principal Outstanding, the Borrower must pay all accrued interest and other amounts payable by that Borrower to the Financier under the Finance Documents in connection with that prepayment (including under clauses 15.1 and 15.2).

(b)	The Borrower must make all payments under this clause by the earlier of the date the Illegality becomes effective or 20 Business Days (or such later date the Financier agrees) after receiving the Financier’s notice under clause 7.1.

8	Repayment

8.1	Final Repayment Date

Subject to the other provisions of this document, on the Final Repayment Date, the Borrower must:

(a)	repay to the Financier the Principal Outstanding on that date; and

(b)	pay to the Financier all interest, fees and other money payable to the Financier under the Finance Documents.

Facility Agreement – Incannex	25

8.2	Mandatory prepayment

The Borrower must ensure that R&D Proceeds are deposited into the R&D Proceeds Account for application by the Financier in prepayment of the Secured Money in accordance with clause 10.6(c), and must provide the Financier with evidence that the R&D Proceeds have been deposited, promptly following the date of deposit.

8.3	Voluntary prepayment

(a)	Subject to clause 8.4, the Borrower may prepay the Drawdown or a part of it by giving to the Financier five Business Days’ prior written notice specifying the prepayment date and the amount of the prepayment, in a minimum amount of $250,000.

(b)	If, at the time of making any prepayment which would fully and finally repay the Secured Money, the aggregate amount of interest (excluding any default interest) actually paid by the Borrower under this document is less than the Minimum Interest Amount, the Borrower must pay to the Financier the Early Prepayment Fee at the same time that the prepayment is made.

8.4	General provisions in relation to prepayments

(a)	The Borrower must:

(i)	prepay in accordance with any notice given under clause 8.3;

(ii)	pay interest on any amount prepaid under clause 8.2 or clause 8.3 up to the date of payment; and

(iii)	pay any amount payable under clauses 15.1 and 15.2 in consequence of any prepayment under clause 8.2 or clause 8.3.

(b)	Amounts repaid or prepaid in accordance with this clause 8 will not be available to be re-borrowed.

8.5	Order of application

Any amounts repaid or prepaid in accordance with this clause 8 will be applied as follows:

(a)	first, in payment of the Early Prepayment Fee (if any);

(b)	second, in prepayment or repayment of the Principal Outstanding under the Facility;

(c)	third, in payment of any other Secured Money then due and owing or which may become due and owing; and

(d)	fourth, once all of the Secured Money is fully and finally repaid, as directed by the Borrower.

Facility Agreement – Incannex	26

9	Representations and warranties

9.1	General representations and warranties

Each Obligor represents and warrants to the Financier that:

(a)	it has been duly incorporated as a company limited by shares under the Corporations Act and is validly existing under those laws and has power and authority to carry on its business as it is now being conducted;

(b)	it has power to enter into, and to comply with its obligations under, and has taken all necessary corporate action to authorise its entry into, and comply with its obligations under, the Transaction Documents to which it is a party and the transactions contemplated by those documents;

(c)	it has in full force and effect the Authorisations necessary to enter into the Transaction Documents to which it is a party and to comply with its obligations under them and to allow them to be enforced;

(d)	each of its obligations under the Transaction Documents to which it is a party constitute its binding obligations and are completely and lawfully enforceable against it in accordance with their terms, subject to any necessary stamping and registration requirements, laws and defences affecting creditors’ rights generally and the availability of equitable remedies;

(e)	it is not, and will not by entering into the Transaction Documents to which it is a party and the transactions under them be, in contravention of:

(i)	any law, regulation or any directive of any Government Agency applicable to it;

(ii)	any obligation, undertaking, deed or warranty binding upon it in any material respect; or

(iii)	its constituent documents;

(f)	it has disclosed in writing to the Financier all facts of which it has knowledge or possession in connection with the Transaction Documents, itself and its Secured Property which would reasonably be considered to be material to the Financier’s assessment of the nature and degree of risk undertaken by it in entering into the Finance Documents;

(g)	all:

(i)	information disclosed to the Financier by it or on its behalf in connection with this document (including the Financial Accounts and other financial information provided under clause 10.2) is correct and not misleading in any material respect; and

(ii)	forecasts and predictions provided by it to the Financier (including forecasts and projections in financial models) are based on reasonable grounds as at the date of this document or, if later, when provided, using recent historical information and have been made in good faith;

(h)	its Financial Accounts:

(i)	have been properly prepared in accordance with Accounting Standards; and

(ii)	give a true and fair view and represent its financial condition and operations during the relevant financial year,

in each case except as otherwise disclosed in those Financial Accounts;

(i)	all data disclosed to the Financier by it or on its behalf in connection with any application by or on behalf of the Financier to register a financing statement or any financing change statement with respect to the Security Interests constituted under any Security Document is correct and not misleading in any material respect;

(j)	each Security Interest which each Finance Document purports to create exists and has the priority which the Financier has agreed to;

Facility Agreement – Incannex	27

(k)	its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies or trusts generally;

(l)	there is no current, impending or, to the best of its knowledge and belief, threatened proceeding, suit, enquiry or other action which may affect it, its Secured Property or any of its assets before any tribunal, court, commission, or Government Agency, the adverse outcome of which may have a Material Adverse Effect;

(m)	there has been no material adverse change in its assets, business, operations, property, financial position or trading position or in its accounting methods since the date on which it last submitted to the Financier any information in relation to its financial affairs;

(n)	no Insolvency Event has occurred in relation to it;

(o)	no Default or Review Event subsists or would be likely to occur as a result of any party (other than the Financier) entering into the Finance Documents to which it is a party and complying with its obligations under them;

(p)	it:

(i)	has filed with ASIC all corporate notices and other documents as required by the Corporations Act and all such filings are complete and accurate; and

(ii)	will receive reasonable commercial benefits by reason of the execution and delivery of the Transaction Documents to which it is a party;

(q)	it has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted;

(r)	it is the sole legal and beneficial owner of the Secured Property free from any Security Interest, other than any Permitted Security Interest, and it has the right to grant a Security Interest in its Secured Property under the Security Documents and any other Finance Documents to which it is a party;

(s)	none of its Secured Property is located outside Australia;

(t)	there are no Taxes (other than Contested Taxes), or other moneys (including any unpaid purchase price) owing to any person in connection with its Secured Property;

(u)	it has not executed a Guarantee for the purpose of obtaining or complying with an order under Part 2M.6 of the Corporations Act (or equivalent provision) where a person other than an Obligor is a party;

(v)	where its Secured Property includes a Marketable Security, then except to the extent otherwise agreed in writing by the Financier, that Marketable Security is:

(i)	duly authorised and validly issued;

(ii)	fully paid up; and

(iii)	held by it free of any conditions or restrictions (whether on assignment, encumbering or otherwise) imposed by any securities exchange, any law, any Government Agency, or any agreement, arrangement or understanding;

Facility Agreement – Incannex	28

(w)	neither it, nor any of its assets, is immune from the jurisdiction of a court or from legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise);

(x)	it has complied with all of its obligations under the Transaction Documents;

(y)	it is not a member of a Tax Consolidated Group; and

(z)	it is not the trustee of any trust or settlement, or a partner in any partnership which has not been disclosed to the Financier in writing and agreed to by the Financier in writing.

9.2	Repetition

The representations and warranties in clause 9.1 are taken to be also made:

(a)	on the day the Drawdown is requested and on the Drawdown Date; and

(b)	on the last Business Day of each month after the date of this document.

9.3	Reliance

Each Obligor acknowledges that the Financier is granting or agreeing to grant the Facility in reliance on the representations and warranties in clause 9.1.

10	Undertakings

10.1	General undertakings

Each Obligor must:

(a)	comply with all its obligations under the Transaction Documents to which it is a party;

(b)	comply with, and procure that each other member of the Group complies with:

(i)	all laws binding on it, the Secured Property and any of its assets; and

(ii)	all requirements or orders of any Government Agency,

in each case where failure to do so would cause, or would be reasonably likely to cause, a Material Adverse Effect;

(c)	obtain, keep in force and comply with the terms of all Authorisations necessary to enable it to:

(i)	enter into the Transaction Documents to which it is a party, fully comply with its obligations under them and allow them to be enforced; and

(ii)	maintain the business which it carries on as at the date of this document as its core business;

(d)	keep proper accounting and written financial records which record correctly its transactions, financial position and performance in respect of each of its Financial Years;

Facility Agreement – Incannex	29

(e)	provide the Financier with:

(i)	particulars of any current, pending or threatened (of which it is aware) litigation, arbitration or action in connection with or against it or its Secured Property or assets which would have, or which might if adversely determined have, a Material Adverse Effect, promptly after it becomes aware of it;

(ii)	copies of notices, orders and other documents received by it from any Government Agency which may cause a Material Adverse Effect, promptly on receipt;

(iii)	particulars of the acquisition by it of any interest in real property promptly following the acquisition;

(iv)	particulars of the acquisition by it of any interest in personal property which occurs outside the ordinary course of its ordinary business promptly following the acquisition;

(v)	particulars of the intended acquisition by it of any Subsidiary promptly after it forms the intention to acquire that Subsidiary;

(vi)	all necessary information (including serial numbers) to enable the Financier to register fully valid and effective financing statements or financing change statements with respect to any Security Interest held or intended to be held by the Financier under the Security Documents at any time promptly following receipt of a request to do so;

(vii)	a copy, promptly after the original is sent or given, of each notice or other document sent or given by it to its members or any class of members or creditors or any class of creditors, to ASIC or to any stock exchange; and

(viii)	any other information the Financier reasonably requests (including information relating to the performance of its obligations under the Transaction Documents and information relating to the Secured Property, assets, accounting methods or financial position) promptly on being requested to do so;

(f)	maintain its incorporation and registration in good standing;

(g)	carry on, and procure that each other member of the Group carries on, the business which it carries on as at the date of this document in a proper and efficient manner;

(h)	maintain, and procure that each other member of the Group maintains, its business as at the date of this document as its core business;

(i)	not, and procure that each other member of the Group does not, substantially vary its business;

(j)	effect and maintain, or procure that there is effected and maintained, insurance in respect of such of its Secured Property and its business as is of an insurable nature against the risks and in the amounts required by the Financier from time to time;

(k)	give notice to the Financier as soon as reasonably practicable (and in any event within two Business Days) after it becomes aware of:

(i)	any Default or any ‘Default’ (howsoever defined) and any Review Event or any ‘Review Event’ under and for the purposes of a Transaction Document;

Facility Agreement – Incannex	30

(ii)	the occurrence of any ‘Event of Default’ (howsoever defined) under or in connection with any Junior Creditor Document which entitles a Junior Creditor or the Junior Security Trustee to require or demand payment, repayment or prepayment of any of the monies owing to a Junior Creditor or the Junior Security Trustee pursuant to the Junior Creditor Documents;

(iii)	any event or series of events (whether related or not) which would be reasonably likely to adversely affect an Obligor’s ability to perform its obligations under the Transaction Documents; and

(iv)	any change or an intention to effect a change in its or its holding company’s legal or beneficial ownership (including a change by way of a sale of shares, transfer of shares, security over shares, dilution of ownership through the issue of further shares or otherwise) or a change in its or its holding company’s effective Control;

(l)	not become a member of a Tax Consolidated Group without the Financier’s prior written consent;

(m)	ensure that no Event of Default occurs; and

(n)	provide to the Financier duly executed copies of each of the Junior Creditor Documents which are not available as at the date of this document, promptly and in any event within five Business Days of the date the relevant Junior Creditor Document is signed.

10.2	Reporting

The relevant Obligor or Obligors to which each of the following reporting items applies must provide the Financier with the following items at the following times:

	Reporting item	Time
(a)	Copies of the annual audited Financial Accounts of the Borrower. Such Financial Accounts must be signed off by an independent accountant acceptable to the Financier and certified by a director or the company secretary as an accurate and complete statement of its financial position.	As soon as possible after the end of Financial year (and, at the latest, 120 days after that date).
(b)	Monthly management accounts in respect of the Borrower.	As soon as possible after the end of each calendar month (and, at the latest, 20 Business Days after that date).
(c)	An annual detailed budget for the Group including profit and loss, balance sheet and cash flow statement.	As soon as possible after the end of Financial Year (and, at the latest, 90 days after that date).
(d)	Such information in relation to the financial condition or operation of each Obligor as the Financier reasonably requests from time to time.	Promptly following a request by the Financier.

10.3	Secured Property undertakings

Except to the extent the Financier otherwise agrees in writing, each Obligor must:

(a)	comply with all obligations imposed on it (whether express or implied) by any Security Interest affecting the Secured Property;

Facility Agreement – Incannex	31

(b)	comply with all terms relating to any consent granted by the Financier in connection with any Transaction Document to which it is a party;

(c)	pay on time all money payable by it in connection with the Secured Property, including all rates and Taxes (except for Contested Taxes);

(d)	ensure that the Secured Property is kept in good repair and in proper working order (fair wear and tear excepted);

(e)	promptly collect its book debts, other debts and other amounts owing to it under any other monetary claims in accordance with the directions of the Financier (or, in the absence of such directions, in a proper and efficient manner as the Financier’s agent for this purpose);

(f)	ensure that no part of the Secured Property (other than crops) is affixed at any time to any real property over which the Financier does not hold a registered legal or statutory mortgage or becomes an accession to, or commingled with, any property that is not the Secured Property;

(g)	take all action necessary to obtain all required Authorisations to use or continue to use the Secured Property in the manner and for the purpose for which it is used at the date of this document, and comply with all directions, requests or requirements of any Government Agency relating to the Secured Property;

(h)	on demand, provide to the Financier receipts for all payments made under, required by or referred to in this document;

(i)	notify the Financier before it moves any Secured Property outside Australia except in the ordinary course of its ordinary business; and

(j)	do everything necessary or reasonably required by the Financier to preserve and protect the realisable value of the Secured Property and the Financier’s interest in the Secured Property.

10.4	Marketable Securities undertakings

Subject to the terms of the Priority Deed and otherwise except to the extent the Financier otherwise agrees in writing, if at any time an Obligor’s Secured Property includes Marketable Securities, the Obligor must:

(a)	if a Default subsists, exercise, in accordance with the Financier’s directions, all of its rights and entitlements in relation to its Marketable Securities;

(b)	if an Event of Default subsists, procure that all income and returns of capital in respect of its Marketable Securities are paid directly to the Financier;

(c)	promptly give the Financier notice of any proposed investor meetings which relate to its Marketable Securities;

(d)	lodge the following documents with the Financier:

(i)	any certificates or acknowledgments of title in respect of its Marketable Securities; and

(ii)	a transfer or, where applicable, a redemption request in respect of its Marketable Securities, executed by the Obligor in blank and otherwise in form and substance acceptable to the Financier;

Facility Agreement – Incannex	32

(e)	if requested by the Financier, lodge with the issuer of its Marketable Securities a notice of Security Interest in respect of its Marketable Securities, executed by the Obligor and otherwise in form and substance acceptable to the Financier;

(f)	if its Marketable Securities are uncertificated Marketable Securities, if requested by the Financier:

(i)	ensure that the uncertificated Marketable Securities are registered in the name of the Financier or its nominee;

(ii)	enter into a sponsorship agreement in form and substance acceptable to the Financier; and

(iii)	enter into such other arrangements as may be reasonably requested by the Financier to ensure that the Obligor cannot transfer, encumber or otherwise deal in its Marketable Securities without the prior written consent of the Financier; and

(g)	if it becomes entitled to any New Rights:

(i)	notify the Financier promptly on becoming aware of the entitlement;

(ii)	provide the Financier with all original notices and other documents evidencing or relating to the New Rights, promptly on receipt; and

(iii)	exercise or take up the New Rights in accordance with the reasonable directions of the Financier.

10.5	Negative undertakings

Each Obligor must not do, or agree or attempt to do, any of the following things without the Financier’s prior written consent:

(a)	create or permit to exist any Security Interest over or affecting any of its Secured Property, and must procure that each other member of the Group does not create or permit to exist any Security Interest over or affecting any of its assets, except for:

(i)	any Permitted Security Interest; or

(ii)	an agreement with respect to the acquisition of assets on title retention terms where that agreement was entered into in the ordinary course of its ordinary business;

(b)	Dispose Of or Deal With an asset or attempt or agree to do so, other than a Permitted Disposal;

(c)	deposit money with any person in circumstances where that money is not repayable unless it or another person pays or discharges other indebtedness or performs or observes another obligation owed to that person or another person;

(d)	without limiting clause 10.5(b), move any Secured Property outside Australia except in the ordinary course of its ordinary business;

Facility Agreement – Incannex	33

(e)	deal in any way with any person except at arm’s length in the ordinary course of its ordinary business for valuable commercial consideration;

(f)	make any Distribution other than any Permitted Distribution;

(g)	obtain or permit to exist any Finance Debt, and must procure that each other member of the Group does not obtain or permit to exist any Finance Debt, from any person other than Permitted Finance Debt;

(h)	provide or continue to provide any Finance Debt to any person other than any Permitted Finance Debt;

(i)	call up or receive in advance of calls any uncalled capital, or apply any capital called up or received for any purpose other than towards satisfaction of the Secured Money;

(j)	do, cause to be done or permit any act or omission which would cause the right to receive payment of any of its book debts or other debts or any other amounts owing to it under any other monetary claims to be prejudiced or adversely affected;

(k)	release or compound any of its book debts or any security for any of its book debts or other debts or any other amounts owing to it under any other monetary claims or deal with any of them by way of assignment, barter, discount, exchange, factoring or set-off or offer any of them for sale or sell, assign or agree to sell or assign any of them;

(l)	materially change the nature of the business which it carries on as at the date of this document, change its place of registration or incorporation;

(m)	relocate its principal place of business outside Australia;

(n)	not change its or its holding company’s legal or beneficial ownership (including a change by way of a sale of shares, transfer of shares, security over shares, dilution of ownership through the issue of further shares or otherwise) or a change in its or its holding company’s effective Control;

(o)	permit any Marketable Securities forming part of the Secured Property to become liable to cancellation, forfeiture, avoidance or loss;

(p)	request or consent to the removal of any of the Secured Property from any register on which it is recorded or registered;

(q)	take steps to obtain protection under any statute or any other law which allows or causes the Financier’s rights in connection with the Secured Property to be prejudiced;

(r)	change its name, ACN or ABN;

(s)	in respect of the Material Documents:

(i)	amend, restate, supplement, replace or vary any Material Document to which it is a party, or consent to any amendment, restatement, supplement, replacement or variation of any Material Document to which it is a party;

(ii)	cancel, terminate, release, surrender, accept repudiation, repudiate, rescind, avoid or discharge (except by performance) all or part of any Material Document to which it is a party;

Facility Agreement – Incannex	34

(iii)	waive, extend or grant time or indulgence in respect of, any provision of any Material Document to which it is a party; or

(iv)	do or permit anything which would enable or give grounds to another party to any Material Document to do anything referred to in clauses 10.5(s)(i), 10.5(s)(ii) or 10.5(s)(iii); or

(t)	otherwise do or permit anything to be done as a result of which the realisable value of the Secured Property is or may be reduced or the Financier’s rights under any Finance Document are or may be prejudiced.

10.6	R&D Proceeds Account

(a)	The Financier will open and maintain the R&D Proceeds Account on or before Financial Close.

(b)	The Borrower must ensure that all R&D Proceeds are deposited into the R&D Proceeds Account for application by the Financier in prepayment of the Secured Money in accordance with clause 8.2.

(c)	The Financier will, within five Business Days after the deposit of any R&D Proceeds into the R&D Proceeds Account, apply the R&D Proceeds in prepayment of the Secured Money.

(d)	The Borrower acknowledges that it is not entitled to withdraw or otherwise deal with any of the moneys standing to the credit of the R&D Proceeds Account.

11	Default

11.1	Events of Default

An Event of Default occurs if:

(a)	an Obligor does not pay any amount payable by it under any Finance Document on time and in the manner in which that Obligor has agreed to pay it unless:

(i)	its failure to pay is caused by an administrative or technical error in the banking system used to transfer the funds which was beyond the control of that Obligor; and

(ii)	payment is made within two Business Days of its due date;

(b)	an Obligor breaches any other covenant or undertaking given to the Financier whether under a Finance Document or otherwise and, if capable of remedy, the breach is not remedied within 10 Business Days of the earlier of the Obligor becoming aware of its occurrence or the date of any notice from the Financier requiring remedy of the breach;

(c)	a representation or warranty made or taken to be made by an Obligor in any Finance Document or elsewhere is incorrect or misleading in any material respect when made or taken to be made;

(d)	in respect of an Obligor:

(i)	any Finance Debt of the relevant Obligor is not satisfied on its due date;

Facility Agreement – Incannex	35

(ii)	any Finance Debt of the relevant Obligor is declared to be or otherwise becomes due and payable before its stated date of maturity as a result of an event of default or review event (however described); or

(iii)	a creditor of the relevant Obligor becomes entitled to declare any Finance Debt of the relevant Obligor due and payable before its stated date of maturity as a result of an event of default or review event (however described);

(e)	(to the fullest extent permitted by law) an Insolvency Event occurs in connection with an Obligor or any other member of the Group;

(f)	it is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents;

(g)	it is or becomes unlawful for an Obligor or any other member of the Group to carry on the business which it carries on as at the date of this document;

(h)	a Finance Document is or becomes wholly or partly void, voidable or unenforceable or is claimed to be so by a person other than the Financier;

(i)	the Financier notifies an Obligor that it considers that an event, or series of events (whether related or not) occurs which in the opinion of the Financier (acting reasonably):

(i)	has a Material Adverse Effect; or

(ii)	is likely to have a Material Adverse Effect and which the relevant Obligor has not satisfied the Financier will not have a Material Adverse Effect by no later than the date which is 10 Business Days after the date of the notice from the Financier;

(j)	a Security Interest, judgment or order becomes enforceable, is enforced or is sought to be enforced against the Secured Property;

(k)	the Secured Property, or any part of the Secured Property, is resumed or compulsorily acquired by a Government Agency and compensation is not received from the Government Agency and, promptly on receipt, applied to repay the Secured Money;

(l)	without the Financier’s prior written consent:

(i)	an Obligor reduces or attempts to reduce its capital or passes a resolution referred to in section 254N(1) or 260B of the Corporations Act; or

(ii)	an amendment is made to an Obligor’s constituent documents which limits its capacity or its directors’ powers;

(m)	an investigation into all or part of the affairs of an Obligor commences under the Corporations Act (other than a routine investigation without cause), the outcome of which would be reasonably likely to have a Material Adverse Effect;

(n)	an event of default (however described) subsists under a Finance Document, or a Finance Document otherwise becomes enforceable;

(o)	any Security Interest created by a Security Document ceases for any reason to have the priority ranking contemplated in it, except where solely due to:

(i)	the fraud, gross negligence or wilful default of the Financier; or

(ii)	the perfection in accordance with the PPS Law of any Permitted Security Interest which the Financier has agreed in writing may have a higher priority than the Security Interests in favour of the Financier created by the relevant Security Document;

Facility Agreement – Incannex	36

(p)	an Obligor stops payment, ceases to carry on its business or a material part of it, or threatens to do either of those things except to reconstruct or amalgamate while solvent on terms approved by the Financier in writing;

(q)	an Obligor or the Financier become aware (in which case it will notify the Borrower) that any person has taken action, or that there is any claim or requirement for expenditure or cessation of activity under any environmental law, health law or planning law which:

(i)	has a Material Adverse Effect; or

(ii)	is likely to have a Material Adverse Effect and which the Borrower has not satisfied the Financier will not have a Material Adverse Effect by no later than the date which is 10 Business Days after the earlier of an Obligor becoming aware of the relevant matter or the date of the notice from the Financier;

(r)	an event which is an ‘event of default’, ‘default’ or ‘substantial breach of contract’ (however described) occurs under any Material Document or an Obligor fails to perform any obligation under any Material Document;

(s)	any ‘Event of Default’ (howsoever defined) occurs under or in connection with any Junior Creditor Document; or

(t)	a Review Event occurs and an Obligor breaches clause 12.2.

11.2	Powers on default

If an Event of Default subsists, the Financier may by notice to the Borrower do any one or more of the following:

(a)	cancel the Facility or any part of the Facility specified in the notice;

(b)	declare that:

(i)	all or any part of the Principal Outstanding; and

(ii)	all or any part of the interest, fees and all other money payable to the Financier under or in connection with the Finance Documents,

are either:

(iii)	immediately due and payable; or

(iv)	payable on demand,

in which case they will become so;

(c)	terminate any of the Financier’s obligations under the Finance Documents which are specified in the notice; and

Facility Agreement – Incannex	37

(d)	appoint accountants, insolvency practitioners or other experts (Investigating Experts) to investigate and report on the Transaction Documents and the affairs and financial position of each Obligor and the Secured Property. Each Obligor:

(i)	authorises, and agrees to give reasonable assistance to, the Investigating Experts to undertake the investigation, and must pay the Investigating Experts’ costs on demand by the Financier; and

(ii)	authorises the disclosure to the Financier and the Investigating Experts of all information and documentation in connection with the investigation.

12	Review Event

12.1	Provision of information

Each Obligor must promptly give the Financier all information that the Financier requests in relation to the occurrence of any Review Event.

12.2	Action following Review Event

If a Review Event occurs:

(a)	the Borrower must notify the Financier immediately upon becoming aware of the occurrence of that Review Event (Borrower Review Event Notice);

(b)	following:

(i)	the sending of a Borrower Review Event Notice to the Financier by the Borrower; or

(ii)	any notice by the Financier to the Obligors that the Financier is aware that the Review Event has occurred (Financier Review Event Notice),

each Obligor must meet with the Financier promptly and all parties must consult in good faith with a view to agreeing a strategy to rectify or restructure (including as to the Financier’s credit exposure treatment of each Obligor) the circumstances giving rise to the Review Event, including by way of a restructure of the terms of the Facility to the satisfaction of the Financier;

(c)	unless otherwise agreed under clause 12.2(b), the Financier may review the terms of the Finance Documents and advise the Obligors of any revised basis upon which it will agree to continue to provide the Facility (Revised Terms); and

(d)	if the Obligors and the Financier fail to reach agreement in respect of the Revised Terms within 10 Business Days of the date of the relevant Review Event Notice, then the Financier may, by notice to the Obligors:

(i)	terminate the Facility (with the termination taking effect upon the notice being given); and

(ii)	direct the Borrower to:

(A)	repay to the Financier the Principal Outstanding; and

(B)	pay to the Financier all interest, fees and other money payable to the Financier under or in connection with the Finance Documents,

and the Borrower must comply with any such direction within five Business Days of it being given.

Facility Agreement – Incannex	38

13	Guarantee and indemnity

13.1	Guarantee

For valuable consideration, each Guarantor unconditionally and irrevocably guarantees the due and punctual payment to the Financier of the Secured Money owed to the Financier by the Borrower.

13.2	Indemnity

As an independent and principal obligation, each Guarantor unconditionally and irrevocably indemnifies the Financier against any loss or liability sustained by the Financier (including all charges, costs and expenses incurred by the Financier) directly or indirectly in connection with:

(a)	any failure of an Obligor to duly and punctually pay to the Financier the Secured Money;

(b)	the occurrence of any Ipso Facto Event;

(c)	any liability of an Obligor to pay the Secured Money being or becoming void or otherwise unenforceable for any reason (including, as a result of any legal limitation, disability or incapacity affecting any person), irrespective of whether the Financier knew or ought to have known of the relevant facts or circumstances;

(d)	the Secured Money (or money which, if recoverable, would have been Secured Money) being or becoming irrecoverable from any Obligor for any reason, irrespective of whether the Financier knew or ought to have known of the relevant facts or circumstances; or

(e)	the occurrence of an Insolvency Event in relation to any Obligor or the occurrence of any Avoidance.

13.3	Demand

Each Guarantor must pay to the Financier on demand:

(a)	whenever an Obligor does not pay any Secured Money when due (or anything which would have been due if the Finance Document or the amount was enforceable, valid and not illegal) the Secured Money guaranteed under clause 13.1;

(b)	the Secured Money if an Ipso Facto Event occurs and is continuing; and

(c)	an amount equal to the amount of any loss or liability in respect of which it has given an indemnity under clause 13.2.

13.4	Time of demand

Demand may be made under clause 13.3 at any time and from time to time.

13.5	Principal obligations

Each obligation of each Guarantor under this document is:

(a)	enforceable against each Guarantor and operates whether or not the Secured Money is due and payable, including where an Ipso Facto Event has occurred or is continuing;

Facility Agreement – Incannex	39

(b)	a principal obligation imposed on each Guarantor as principal debtor and is not to be regarded as ancillary or collateral to any other right or obligation; and

(c)	independent of and not affected by or in substitution for any Security Document or any obligation of any person.

13.6	No recourse to Security Document or other rights

This document is enforceable against each Guarantor irrespective of whether:

(a)	recourse has first been had to any Security Document;

(b)	demand has been made on or notice is given to any other person;

(c)	any other enforcement action has been taken against any other person; or

(d)	any of the events described in clause 13.10 has occurred,

and each Guarantor waives any right it has of first requiring the Financier to do so.

13.7	Continuing guarantee

The obligations of each Guarantor:

(a)	are a continuing guarantee and indemnity;

(b)	extend to the present and any future balance of the Secured Money; and

(c)	remain in full force and effect until a final discharge of it is provided to each Guarantor,

notwithstanding any settlement of account, intervening payment or other thing.

13.8	Increases in Secured Money

The obligations of each Guarantor extend to any increase in the Secured Money as a result of any amendment, supplement, renewal or replacement of any of the Finance Documents or the occurrence of any other thing irrespective of whether each Guarantor is aware of or has consented to or is given notice of any such amendment, supplement, renewal or replacement or of that occurrence.

13.9	Contingent amounts

Each Guarantor acknowledges that the Secured Money may include an amount which is contingently owing or which may become owing in the future and that, so long as the Financier is entitled to make demand on each Guarantor (without being obliged to make that demand), each Guarantor must pay to the Financier an amount equal to any contingent or future amount included in the Secured Money notwithstanding that that amount may not have fallen due as at the date of that demand.

Facility Agreement – Incannex	40

13.10	Preservation

Each Guarantor’s liabilities and the rights of the Financier in connection with any Finance Document or any Receiver or attorney appointed under any Security Document will not be affected by anything which might otherwise have that effect including:

(a)	the grant of any indulgence to any person;

(b)	a person compounding or compromising with or wholly or partially releasing any person in any way;

(c)	any acquiescence, act, delay, laches, mistake or omission on the part of any person;

(d)	any variation of a right, transaction, arrangement or agreement between the Financier, any other Guarantor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a document;

(f)	any increase in the amount of or other variation in connection with the Secured Money;

(g)	the transaction or arrangement with, for or at the request, whether express or implied, of any person;

(h)	any change in the membership, name or business of a firm, partnership, committee or association;

(i)	the loss or impairment of any Finance Document or any negotiable instrument;

(j)	the abandoning, abstaining from perfecting or taking advantage, exchanging, realising, release (whether whole or partial), taking or varying of any Finance Document or of any judgment or negotiable instrument;

(k)	the occurrence of an Insolvency Event in connection with any person;

(l)	any change in the legal capacity, rights or obligations of any person;

(m)	the fact that any person is a trustee, nominee, joint owner, joint venturer or a member of a partnership, firm or association;

(n)	a judgment being made against any person;

(o)	the Secured Money being or becoming irrecoverable against any person;

(p)	any assignment of rights in connection with the Secured Money;

(q)	the acceptance of a repudiation or termination in connection with the Secured Money;

(r)	the invalidity or unenforceability of any person’s obligations or liabilities;

(s)	any Finance Document being or becoming void, voidable or unenforceable or being determined, extinguished, forfeited or surrendered;

(t)	the receipt of a dividend after an Insolvency Event or the payment of a sum into the account of any person;

(u)	an obligation of any person (including a person comprising a Guarantor or co-surety) being discharged by operation of law or otherwise;

(v)	any person who is intended to enter into this document or otherwise become an Obligor not doing so or not doing so effectively;

Facility Agreement – Incannex	41

(w)	the Financier failing or neglecting to recover by the realisation of any Finance Document or otherwise any of the Secured Money from any person;

(x)	the Financier becoming a party to or being bound by any compromise, assignment of property, scheme of arrangement, composition of debts or scheme of reconstruction by or which relates to any Obligor; or

(y)	the release, discharge, abandonment, loss, impairment, transfer of or other dealing with (either in whole or in part and whether with or without consideration) any of the Financier’s rights under this document or under any Finance Document.

13.11	No obligation to marshal

The Financier is not obliged to marshal or appropriate in favour of any Guarantor or to apply, enforce or exercise:

(a)	any Security Interest, Security Document or any other Finance Document or other instrument held by the Financier; or

(b)	any asset which the Financier holds or may otherwise be entitled to receive or have a claim on.

13.12	Suspension of rights

(a)	Until the Financier has received payment or satisfaction of all the Secured Money and has given its prior written consent, each Guarantor must not:

(i)	assert as against the Financier any right of contribution, indemnity or subrogation or otherwise claim or receive the benefit of or enforce any Security Interest or Guarantee for the payment of the Secured Money;

(ii)	without limiting clause 13.12(b), exercise any right of proof or claim or receive the benefit of any distribution, dividend or payment if an Insolvency Event occurs in connection with any Guarantor;

(iii)	raise any set off, counterclaim or defence in reduction or discharge of its obligations under this document; or

(iv)	otherwise exercise any right which it may have which is inconsistent with its obligations or the Financier’s rights under any Finance Document.

(b)	If an Insolvency Event occurs in connection with an Obligor (Insolvent Obligor), each Guarantor irrevocably and unconditionally authorises the Financier to exercise any right of proof of that other Obligor for all money which that other Obligor has paid to the Financier under the Finance Documents on or for the account of the Insolvent Obligor until the Financier has received payment or satisfaction of the Secured Money in full.

Facility Agreement – Incannex	42

14	Costs and expenses

Each Obligor must pay or, to the extent already paid by the Financier, reimburse the Financier on demand:

(a)	all reasonable costs, charges and expenses incurred by the Financier in connection with:

(i)	the Financier conducting financial due diligence in respect of the Obligors and the Facility;

(ii)	the preparation, negotiation, execution, delivery, stamping, perfection and registration of the Finance Documents;

(iii)	any approval, consent or waiver, or any request for approval, consent or waiver (whether or not given) under the Finance Documents or the variation or discharge of any of them; and

(b)	all costs, charges and expenses incurred directly or indirectly by the Financier, its agents, contractors and employees in connection with the:

(i)	occurrence of any Default or Review Event;

(ii)	lodgement or removal of any Security Interest by any person; or

(iii)	the exercise, enforcement or protection of any rights conferred on the Financier under the Finance Documents or by law, including any expenses incurred in employing or retaining any consultant or valuer or other professional or technical person under or pursuant to any of its rights under the Finance Documents, including, in each case, legal costs and expenses on a solicitor and own client basis or a full indemnity basis, whichever is the higher.

15	Indemnities

15.1	General indemnity

Each Obligor indemnifies the Financier against, and must pay to the Financier on demand, amounts equal to, any loss or liability arising as a result of or in connection with:

(a)	the Drawdown not being provided as requested under a Finance Document for any reason (including any failure by any Obligor to fulfil any condition precedent), including loss or liability in connection with the Financier liquidating, repaying, re-employing or re-investing amounts obtained, held or contracted for to fund the Facility or the Drawdown, but excluding loss or liability to the extent due to default by the Financier of its obligations under a Finance Document;

(b)	all or part of the Drawdown becoming payable or being repaid or discharged early for any reason, including in connection with the Financier terminating, reversing or varying any agreement, arrangement or transaction (including a hedge transaction) entered into to hedge, fix or limit its effective cost of funding or maintaining the Facility or the Drawdown;

(c)	an indemnity given by the Financier to a Receiver or an administrator of an Obligor;

(d)	a Security Interest or the Secured Property;

(e)	a Default or Review Event;

(f)	any payment required under a Finance Document not being made in accordance with clause 16.1;

(g)	the exercise or attempted exercise of any right, power, discretion or remedy of the Financier or a Receiver under any Finance Document or applicable law;

Facility Agreement – Incannex	43

(h)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to an Obligor or with respect to the transactions contemplated under any Finance Document;

(i)	the Financier receiving, or acting or relying in good faith on any notice or other communication from, or genuinely believed to be from, an Obligor including any email and any attachment to any email; and

(j)	the Financier acting or relying on information supplied by or on behalf of an Obligor which proves to be a misrepresentation or to be misleading or deceptive (including by omission of other information), including any legal costs and expenses (on a full indemnity basis) and any professional consultant’s costs and expenses in connection with the above.

15.2	Prepayment indemnity

(a)	If the Financier receives or recovers all or any part of the Drawdown on a day which is not an Interest Payment Date or other scheduled repayment date for the Drawdown, then the Borrower must pay to the Financier, on demand, an amount, as certified by the Financier in writing, to be necessary to indemnify the Financier against any liability or loss arising from, and any costs, charges and expenses incurred in connection with, the Drawdown or the relevant part of it being repaid or made payable other than on an Interest Payment Date or other scheduled repayment date for the Drawdown on account of funds borrowed, contracted for or used to fund the Drawdown or the relevant part of it.

(b)	If for any reason the Borrower revokes, or fails to draw in accordance with, a Drawdown Notice given by it, then the Borrower must pay to the Financier, on demand, the amount which would have been payable under clause 15.2(a) if the requested Drawdown had been drawn down and prepaid on the specified drawdown date.

15.3	Tax indemnity

(a)	Subject to clause 15.3(b), each Obligor indemnifies the Financier against, and must pay to the Financier on demand amounts equal to, any loss or liability which the Financier determines will be or has been (directly or indirectly) suffered by the Financier for or on account of Tax in respect of a Finance Document or a transaction or payment under a Finance Document.

(b)	Clause 15.3(a) does not apply:

(i)	with respect to any Excluded Tax; or

(ii)	to the extent the relevant loss or liability is compensated for by payment of an additional amount under clause 16.2.

15.4	Operation of indemnities

An indemnity obligation in any Finance Document is payable on demand. It is not necessary for the Financier to incur any expense or make any payment to any person before enforcing any right of indemnity conferred by any Finance Document.

Facility Agreement – Incannex	44

15.5	Duration

The indemnities contained in the Finance Documents survive the payment of all amounts payable under this document, the termination of this document and the cancellation of the Commitment.

16	Payments

16.1	Payments

Except as expressly provided otherwise in a Finance Document, all payments by an Obligor under a Finance Document must be made:

(a)	by 12.00 noon on the due date (or, if not a Business Day, on the next Business Day in the same calendar month or, if none, the preceding Business Day);

(b)	to the Financier by payment to an account nominated by the Financier or as the Financier otherwise directs;

(c)	in dollars, in immediately available funds and in full without set-off, counterclaim or, subject to clause 16.2, Tax Deduction; and

(d)	if no date for payment is specified in the relevant Finance Document, on demand by the Financier.

16.2	Tax Deduction

If an Obligor is required by law to make a Tax Deduction from a payment to the Financier, it must:

(a)	make that Tax Deduction and any further payment required in connection with that Tax Deduction, within the time allowed and in the minimum amount required by law and give the Financier evidence of payment; and

(b)	unless the Tax is an Excluded Tax, pay additional amounts to the Financier which will result in the Financier receiving at the time the payment is due (after making any Tax Deduction) the full amount which the Financier would have received if no Tax Deduction had been required.

16.3	Tax Credit

If an Obligor makes a Tax Payment and the Financier determines in its absolute discretion that:

(a)	a Tax Credit is attributable to that Tax Payment; and

(b)	the Financier has obtained, utilised and retained that Tax Credit,

subject to clause 16.4, the Financier must pay an amount to the Obligor which the Financier determines in its absolute discretion will leave it (after that payment) in the same Tax position as it would have been had the circumstances not arisen which caused the Tax Payment to be required to be made by the Obligor.

16.4	Conduct of Financier’s business

Nothing in this document requires the Financier to:

(a)	arrange its affairs (tax or otherwise) in any way or disclose any information regarding those affairs or any computations in respect of Tax; or

(b)	investigate or claim any credit, relief, remission or repayment available to it or as to the extent, order or manner of any claim.

Facility Agreement – Incannex	45

16.5	Interest on overdue amounts

Interest accrues daily:

(a)	from the due date up to the date of actual payment, on each unpaid amount which is due and payable by an Obligor under or in respect of any Finance Document (including interest under this clause); and

(b)	from the date an Event of Default occurs until such time as the Event of Default ceases to subsist, on all of the Principal Outstanding and other money payable to the Financier under or in connection with the Finance Documents, in each case without double counting, at the Default Interest Rate.

16.6	Time for payment of interest

Interest which accrues under clause 16.5 must be paid on the date of a demand for payment from the Financier to the Borrower.

16.7	Capitalisation of interest

Without affecting the Borrower’s obligation to pay any amount owing under or in connection with a Finance Document when due, interest which accrues under clause 16.5 that is not paid when due may be capitalised by the Financier at such intervals as the Financier elects. If no election is made, it is to be capitalised monthly. The Borrower will then be liable for interest at the rate specified in clause 16.5 on that capitalised amount.

16.8	Merger

If the obligation of an Obligor to pay any amount under a Finance Document becomes merged in any agreement, judgment, order or other document, then the Obligor must pay interest on the amount owing from time to time under that agreement, judgment, order or other document at the higher of the rate payable under this document and the rate fixed by or payable under that agreement, judgment, order or other document.

16.9	Currency

If a payment is due by an Obligor in a currency and the Financier receives payment in a different currency, then the Financier may convert the amount received into the due currency at the exchange rate at which the Financier is able to purchase the due currency with the amount received at the time of its receipt. The Financier may make any number of currency conversions into any number of currencies in order to do so. An Obligor satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency ultimately purchased by the Financier after deducting the costs of any such conversions.

16.10	Goods and Services Tax

(a)	All amounts paid or payable to the Financier under this document (including amounts payable under this clause 16.10) are expressed on a GST exclusive basis.

Facility Agreement – Incannex	46

(b)	If the Financier makes a taxable supply under this document to another party, that other party (Recipient) must pay the Financier, in addition to the GST exclusive consideration, a further amount on account of GST, such amount to be:

(i)	calculated by multiplying the GST-exclusive consideration by the prevailing GST rate; and

(ii)	payable by the Recipient to the Financier at the same time and in the same manner as the GST-exclusive consideration for that taxable supply.

(c)	The Financier must give to the Recipient a tax invoice for any taxable supply made by the Financier under this document, promptly on request.

(d)	In this clause 16.10, each of GST, taxable supply and tax invoice has the meaning given in section 195-1 of the GST Act.

16.11	Application of money

Unless the right is excluded in a Finance Document, the Financier may apply money paid by an Obligor in satisfaction of such obligations of the Obligor under any Finance Document as the Financier may determine in its discretion. Without limitation, the Financier may apply money first in satisfaction of indemnity or reimbursement obligations.

16.12	Cleared funds

In applying any money towards the satisfaction of the Secured Money, an Obligor is to be credited only with funds which have been cleared and are not subject to any set-off or claim.

17	PPSA

17.1	PPSA further assurances

(a)	Whenever the Financier requests an Obligor to do anything:

(i)	to ensure any Security Interest under any Finance Document is fully effective, enforceable and perfected with the contemplated priority;

(ii)	for more satisfactorily assuring or securing to the Financier the property the subject of any such Security Interest in a manner consistent with the Finance Documents; and

(iii)	for aiding the exercise of any right, power or remedy in connection with any such Security Interest,

the Obligor shall do it promptly at its own cost. This may include obtaining consents, getting documents completed and signed, supplying information, delivering documents and evidence of title and executed blank transfers, and giving possession or control with respect to any property the subject of any such Security Interest.

(b)	Each Obligor agrees to notify the Financier at least 14 days before the occurrence of any of the following:

(i)	any Obligor changes its name;

(ii)	any ABN, ARBN or ARSN allocated to any Obligor (or any trust of which it is the trustee) changes, is cancelled or otherwise ceases to apply to it (or if it (or any trust of which it is the trustee) does not have an ABN, ARBN or ARSN, one is allocated, or otherwise starts to apply, to it); or

(iii)	any Obligor becomes trustee of a trust, or a partner in a partnership, not stated in this document.

Facility Agreement – Incannex	47

17.2	Exclusion of PPSA provisions

To the extent the law permits:

(a)	for the purposes of sections 115(1) and 115(7) of the PPSA:

(i)	the Financier need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4); and

(ii)	sections 142 and 143 are excluded;

(b)	for the purposes of section 115(7) of the PPSA, the Financier need not comply with sections 132 and 137(3); and

(c)	if the PPSA is amended after the date of this document to permit an Obligor and the Financier to agree to not comply with or to exclude other provisions of the PPSA, the Financier may notify the Obligors that any of these provisions is excluded, or that the Financier need not comply with any of these provisions, as notified to the Obligors by the Financier.

17.3	Exercise of rights by Financier

If the Financier exercises a right, power or remedy in connection with this document, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA unless the Financier states otherwise at the time of exercise. However, this clause does not apply to a right, power or remedy which can only be exercised under the PPSA.

17.4	No notice required unless mandatory

(a)	To the extent the law permits, each Obligor waives:

(i)	its rights to receive any notice that is required by:

(A)	any provision of the PPSA (including a notice of a verification statement); or

(B)	any other law before a secured party or Receiver exercises a right, power or remedy; and

(ii)	any time period that must otherwise lapse under any law before a secured party or Receiver exercises a right, power or remedy.

(b)	If the law which requires a period of notice or a lapse of time cannot be excluded, but the law provides that the period of notice or lapse of time may be agreed, that period or lapse is one day or the minimum period the law allows to be agreed (whichever is the longer).

(c)	However, nothing in this clause prohibits the Financier or any Receiver from giving a notice under the PPSA or any other law.

Facility Agreement – Incannex	48

17.5	Other rights

Where the Financier has rights, powers or remedies in addition to, or existing separately from, those in Chapter 4 of the PPSA, those rights, powers or remedies will continue to apply and are not limited or excluded (or otherwise adversely affected) by the PPSA. This is despite clause 17.2 or any other provision of a Finance Document.

18	Anti-money laundering

18.1	Anti-money laundering and sanctions

(a)	Each Obligor agrees that the Financier may delay, block or refuse to process any transaction under a Finance Document without incurring any liability if the Financier reasonably suspects that:

(i)	the transaction may breach any laws or regulations in Australia or any other country;

(ii)	the transaction may directly or indirectly involve the proceeds of, or be applied for the purposes of, conduct which is unlawful in Australia or any other country; or

(iii)	the transaction involves any person (natural, corporate or governmental) that is itself sanctioned or is connected, directly or indirectly, to any person that is sanctioned under economic and trade sanctions imposed by the US, the European Union or any country.

(b)	Notwithstanding any other provision of a Finance Document to the contrary, each Obligor agrees to provide any information and documents that are within its possession, custody or control as reasonably required by the Financier in order for the Financier to comply with any AML/CTF Law that applies to the Financier, in any jurisdiction in connection with the Finance Documents.

(c)	If the Financier forms the view that, in its reasonable opinion, it is required to disclose information obtained in connection with the Finance Documents to any person in order to comply with any AML/CTF Laws, the parties agree that, to the extent permitted by law, such disclosure will not breach any duty of confidentiality owed by the Financier to any other party to this document.

(d)	Each Obligor declares and undertakes to the Financier that the processing of any transaction by the Financier in accordance with its instructions will not breach any laws or regulations in Australia or any other country.

Each Obligor agrees to exercise its rights and perform its obligations under the Finance Documents in accordance with all applicable laws or regulations relating to anti-money laundering, counter-terrorism financing or economic and trade sanctions.

18.2	Anti-Money Laundering and Counter-Terrorism Financing

(a)	Each Obligor acknowledges that the Financier has obligations under the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) and associated legislation, guidelines and programs (AML Requirements) to amongst other things, ensure that it:

(i)	does not provide certain products to any person unless that person has been identified in accordance with the AML Requirements;

Facility Agreement – Incannex	49

(ii)	does not open or conduct any transaction on an account unless the person on whose instructions it acts has been identified in accordance with the AML Requirements; and

(iii)	monitors certain types of transactions and reports certain types of activity.

(b)	Each Obligor also acknowledges that:

(i)	transactions may be delayed, blocked, frozen or refused where the Financier has reasonable grounds to believe that they breach the AML Requirements or other Australian law or sanctions (or the sanctions of any other country). Where such transactions are delayed, blocked, frozen or refused, the Financier and its correspondents are not liable for any loss or liability an Obligor suffers as a result (including consequential loss) however caused;

(ii)	the Financier may from time to time require additional information from the Obligors to assist in, or to ensure its compliance with, the AML Requirements; and

(iii)	where it considers it is obliged to do so under the AML Requirements the Financier will disclose information to regulatory and/or law enforcement agencies, other banks, service providers or to other third parties and may be prohibited by law from advising an Obligor that it has done so.

Facility Agreement – Incannex	50

19	General

19.1	Reinstatement of rights

If an Avoidance occurs then, notwithstanding that anything was or ought to have been within the Financier’s knowledge:

(a)	each Obligor’s liability under the Finance Documents (and in particular the amount of the Principal Outstanding and any other money owing or payable to the Financier under this document) and the Financier’s rights are the same as if the Avoidance had not occurred;

(b)	each Obligor must immediately do all things to satisfactorily restore to the Financier any Security Interest or Guarantee held by it immediately before the Avoidance occurred; and

(c)	the Financier may recover from each Obligor all charges, costs and expenses (including legal costs on the basis set out in clause 14) and Taxes incurred by it in connection with the Avoidance in addition to any other money recoverable by it from the Obligors.

19.2	Certificates

A certificate signed by the Financier stating:

(a)	the amount of any money owing or payable to the Financier under a Finance Document; or

(b)	anything else relevant to the establishment of any of the Financier’s rights or an Obligor’s liabilities under a Finance Document, is prima facie evidence of the truth of its contents.

19.3	Rights

(a)	The Financier’s rights under the Finance Documents are cumulative with and do not exclude any other right.

(b)	The Financier may exercise or not exercise a right (including the making or not making of any determination) in its absolute discretion and the Financier is not required to give any reasons for its decision.

(c)	The Financier is not liable for any loss arising out of or in connection with its omission to exercise any right or to make any determination, or any delay in exercising any right or in making any determination, or the exercise or partial exercise of any right.

(d)	To the extent permitted by law, the Financier may enforce or act on a breach of an Obligor’s obligations despite the termination of the agreement recorded in the Finance Documents.

19.4	Time of the essence

Time is of the essence in respect of all obligations of each Obligor to pay money under the Finance Documents.

Facility Agreement – Incannex	51

19.5	Set-off

If an Obligor does not pay on time any amount payable by it to the Financier under any Finance Document and an Event of Default is subsisting, then the Obligor authorises the Financier:

(a)	to apply any credit balance in any currency in any account of the Obligor with any branch or office of the Financier towards satisfaction of that amount; and

(b)	in the name of the Obligor or the Financier, to do anything including:

(i)	execute any document; and

(ii)	effect any currency conversion,

which may be required to make any application under clause 19.5(a).

19.6	Acknowledgment by Obligor

Each Obligor confirms that:

(a)	it has not entered into this document in reliance on or as a result of any statement or conduct of any kind of or on behalf of the Financier; and

(b)	the Financier need not do anything (including disclose anything or give any advice to any Obligor) except as expressly set out in this document.

19.7	Amendments

This document may only be amended by written agreement between all parties.

19.8	Assignment

(a)	The Financier may assign or novate or otherwise Deal With a Finance Document and its rights under it including by way of syndication, assignment, novation, charge, securitisation or transfer to any person.

(b)	The Financier may disclose information to any person about the assignment, novation, Dealing or securitisation. Each Obligor must sign any document required by the Financier to give effect to any Dealing permitted by clause 19.8(a) within seven days of dispatch, failing which the Financier may sign such documentation under the power of attorney contained in this document or any Security Document.

(c)	An Obligor may only assign or novate this document or its rights under it with the prior written consent of the Financier.

19.9	Counterparts

This document may be executed in any number of counterparts. Each counterpart constitutes an original of this document, all of which together constitute one instrument. A party who has executed a counterpart of this document may exchange it with another party by faxing, or by emailing a pdf (portable document format) copy of, the executed counterpart to that other party, and if requested by that other party, will promptly deliver the original by hand or post. Failure to make that delivery will not affect the validity of this document.

Facility Agreement – Incannex	52

19.10	No merger

The rights and obligations of the parties under this document do not merge on completion of any transaction contemplated by this document.

19.11	Entire agreement

(a)	This document together with each other Finance Document supersedes all previous agreements about their subject matter and embodies the entire agreement between the parties.

(b)	To the extent permitted by law, any statement, representation, term, warranty, condition, promise or undertaking made, given or agreed to in any manner, has no effect except to the extent expressly set out or incorporated by reference in this document or any other Finance Document.

19.12	Further assurances

Each Obligor must promptly do all things required by the Financier (acting reasonably unless a Default is subsisting) to give effect to the Finance Documents and the transactions contemplated by them to better secure the payment or satisfaction of the Secured Money to the Financier, including all things required to Perfect the Financier’s Security Interest under the PPSA.

19.13	No waiver

(a)	The failure of a party to require full or partial performance of any provision of this document does not affect the right of that party to require that performance subsequently.

(b)	A single or partial exercise of or waiver of the exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy.

(c)	A right under this document may only be waived in writing signed by the party granting the waiver, and is effective only to the extent specifically set out in that waiver.

19.14	Confidentiality

Each party agrees not to disclose to any other person the existence or contents of any Finance Document, or any information provided by another party in connection with a Finance Document which is not publicly available, except:

(a)	with the prior consent of the party providing the information (not to be unreasonably withheld or delayed);

(b)	if required by law, a Government Agency or administrative guideline or policy (even if not having force of law) which the person disclosing the information customarily complies with (except that this paragraph does not require the Financier to disclose any information of the kind referred to in section 275(1) of the PPSA);

(c)	in connection with any exercise of a right, power, discretion or any legal proceeding relating to any Finance Document;

(d)	to the disclosing party’s auditors, legal advisers or other consultants in confidence;

Facility Agreement – Incannex	53

(e)	to the disclosing party’s ratings agencies or stock exchange (to the extent that such disclosure is usual or required by law);

(f)	to a Related Body of the disclosing party, subject to the Related Body’s undertaking to observe this clause 19.14;

(g)	to any party (to or through) whom the Financier assigns or novates (or may potentially assign or novate) all or any of its rights and obligations under this document or any other Finance Document;

(h)	to any party (with or through) whom a Financer enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments may be made by reference to, this document or an Obligor;

(i)	in the case of the Financier, the disclosure of the existence of the Facility and the name of the Borrower in its marketing collateral; or

(j)	as expressly permitted or required under a Finance Document.

19.15	Governing law and jurisdiction

(a)	This document is governed by the laws of New South Wales. Each Obligor irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of that place (and any court of appeal) and waives any right to object to an action being brought in those courts, including on the basis of an inconvenient forum or those courts not having jurisdiction.

(b)	The Financier may take proceedings in connection with the Finance Documents in any other court with jurisdiction or concurrent proceedings in any number of jurisdictions.

19.16	Severability

(a)	A clause or part of a clause of this document that is illegal or unenforceable may be severed from this document and the remaining clauses or parts of the clause of this document continue in force.

(b)	If any provision is or becomes illegal, unenforceable or invalid in any jurisdiction, it is to be treated as being severed from this document in the relevant jurisdiction, but the rest of this document will not be affected.

19.17	Notice

(a)	A notice, consent or communication under this document is only effective if it is:

(i)	in writing, signed by or on behalf of the person giving it;

(ii)	addressed to the person to whom it is to be given; and

(iii)	given as follows:

(A)	delivered by hand to that person’s address;

(B)	sent to that person’s address by prepaid mail or by prepaid airmail, if the address is overseas;

Facility Agreement – Incannex	54

(C)	sent by fax to that person’s fax number and the sender receives a transmission confirmation report from the despatching machine indicating the transmission was made without error and showing the relevant number of pages and the correct destination fax number or name of recipient; or

(D)	sent by email to that person’s email address.

(b)	A notice, consent or communication given under clause 19.17(a) is given and received on the corresponding day set out in the table below. The time expressed in the table is the local time in the place of receipt.

If a notice is	It is given and received on
Delivered by hand or sent by fax or email	(a) that day, if delivered or sent by 5.00pm on a Business Day; or (b) the next Business Day, in any other case.
Sent by post	(a) three Business Days after posting, if sent within Australia; or (b) seven Business Days after posting, if sent to or from a place outside Australia.

(c)	A person’s address, fax number and email address are those corresponding to that person as set out in Schedule 1, or as the person notifies the sender

(d)	For the purposes of clause 19.17(a)(i), a notice by email is taken to be signed by the sender if the notice is in the form of a signed document in Portable Document Format (pdf) and attached to the email or the signing is in a manner or form as agreed by the parties in writing.

(e)	An Obligor must give the original notice under clause 19.17(d) if requested by the Financier to do so.

(f)	A recipient of a notice given under clause 19.17 must not enquire, where the notice purports to be signed on behalf of a party by its authorised representative, as to the authority of the representative signing the notice.

19.18	Non-revocation of power of attorney

Each person who signs this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

19.19	Approval and consent

Where under this document the doing of any thing by a party is dependent on the consent or approval of another party, that consent or approval may be given conditionally or unconditionally or withheld by that party in its absolute discretion, unless expressly stated otherwise in this document or required by law.

19.20	Delivery

Each party intends to be bound by this document when the party executes this document.

Facility Agreement – Incannex	55

20	Electronic signature and exchange

20.1	Electronic signature

In this clause, electronic signature means a digital signature or other visual representation of a person’s handwritten signature or mark placed or typed on a copy of this document by electronic or mechanical means (including by using DocuSign or other electronic signing platform agreed between the parties) and electronically signed has a corresponding meaning.

20.2	Electronic signature of document

(a)	Each party to this document consents to this document being signed by or on behalf of a party by electronic signature.

(b)	Where this document is electronically signed by or on behalf of a party, the party warrants and agrees that the electronic signature has been used to identify the person signing and to indicate that the party intends to be bound by this document.

20.3	Electronic exchange of document

(a)	This document may be electronically signed in any number of counterparts which together will constitute one document.

(b)	Each party to this document consents to the exchange of counterparts of this document by delivery by email to the party or its legal representative or other electronic means of exchange as the parties may agree.

Facility Agreement – Incannex	56

Schedule 1

Parties

Part A: Borrower

Name	Notice details
Incannex Healthcare Pty Ltd ACN 096 635 246	Attention: Joseph William Swan Address: 105 / 8 Century Circuit, Norwest NSW Australia 2153 Email: Joe@incannex.com.au

Part B: Guarantors

Name	Notice details
Incannex Pty Ltd ACN 630 326 902	Attention: Joseph William Swan Address: 105 / 8 Century Circuit, Norwest NSW Australia 2153 Email: Joe@incannex.com.au
Psychennex Pty Ltd ACN 646 043 638	Attention: Joseph William Swan Address: 105 / 8 Century Circuit, Norwest NSW Australia 2153 Email: Joe@incannex.com.au

Part C: Financier

Name	Notice details
FC Credit Pty Ltd ACN 676 254 881 as trustee for SPV 1006-25 Trust ABN 69 780 239 347	Attention: Christian Brehm Address: Level 5, 1 York Street, Sydney NSW 2000 Email: crm@fccapital.com.au

Facility Agreement – Incannex	57

Schedule 2

Reference Schedule

1	Facility
	Commitment	$7,030,217 as cancelled or reduced from time to time in accordance with this document.
	Availability Period	The period beginning on the date of this document and ending on 14 October 2024, or such later date as the Financier may approve in writing from time to time.
	Approved Purpose	To fund accrued amounts of non-equipment R&DTOR which are available to the Borrower from the ATO, or such other purpose as the Financier may approve in writing from time to time.
2	Interest and fees
	Interest Rate	14.50% per annum.
	Default Interest Rate	The rate which is 6% per annum higher than the Interest Rate.
	Work Fee	An amount equal to 1.00% of the Commitment (plus any applicable GST).
	Establishment Fee	An amount equal to 2.50% of the Commitment (plus any applicable GST).
	Cancellation Fee	$270,000 (plus any applicable GST).
	Cessation of Business Fee	An amount equal to 10% of the Commitment (plus any applicable GST).
	Minimum Interest Amount	An amount equal to six months’ of interest accruals on the Commitment as if fully drawn (for the avoidance of doubt, calculated a simple interest basis - i.e. not compounded monthly).
	Early Prepayment Fee	As set out in clause 6.6.
3	Payments
	Interest Payment Dates	The last day of each Interest Period, or such other date as the Borrower and the Financier may agree in writing from time to time.
	Final Repayment Date	The date which is 12 months from the date on which the first Drawdown is made.
4	Security documents
	The Security Documents include the following:	(a) The General & Featherweight Security Deed (Borrower); and (b) The General Security Deed (Guarantor).
5	Material documents
	The Material Documents include the following:	(c) The constitution, certificate of registration and share register of each Obligor; and (d) Each Junior Creditor Document.
7	Review Events

(a)   There is a change in Control of any Obligor from the Control of the relevant Obligor as at the date of this document.

(b)   Joseph William Swan or Joel Bradley Latham ceases to be an employee of the Borrower.

(c)   There is any change to the directors of the Borrower from that subsisting as at the date of this document.

(d)   Any litigation, arbitration or action is taken in connection with or against an Obligor or any other member of the Group or the Secured Property which would have, or which would, if adversely determined, be reasonably likely to have, a Material Adverse Effect.

(e)   There is any change in any law or regulation which would have, or which would be reasonably likely to have, a Material Adverse Effect.

(f)   There is any regulatory breach by an Obligor or any other member of the Group.

(g)   The Borrower fails to raise capital via the Junior Creditor Documents on or before 30 September 2024 sufficient to fund the ongoing operations of the Group’s business for the duration of the Facility and in an amount satisfactory to the Financier.

Facility Agreement – Incannex	58

Schedule 3

Conditions precedent to Drawdown

No.	Condition precedent	Responsibility
1	(Due diligence) The results of all due diligence, searches, inspections, enquiries and replies to all requisitions requested or made by the Financier or its solicitors or both in respect of each Obligor and any Secured Property.	Each Obligor
2	(Verification Certificate) A Verification Certificate made by two directors or a director and a company secretary of each Obligor (or if an Obligor has one director only, that director) properly completed and with all required attachments.	Each Obligor
3	(KYC) All documents and other evidence reasonably requested by the Financier to enable the Financier to carry out all credit checks and satisfy all necessary KYC Checks and its obligations under AML/CTF Laws in relation to each Obligor and each of its Authorised Officers under all applicable laws and regulations where such information is not already available to the Financier. Completion by the Financier of its necessary KYC Checks and the results of those checks must be satisfactory to the Financier in all respects.	Each Obligor
4	(Finance Documents) Each Finance Document duly executed and delivered and, where applicable in registrable form, together with all executed documents necessary to register them.	Each Obligor
5	(Costs) Evidence that the Borrower has paid, or will pay by deduction from Drawdown, all costs, charges and expenses referred to in clause 14 which are then due and payable.	The Borrower
6	(Material Documents) Certified copies of each Material Document, properly executed by all parties to it and evidence that it has been duly stamped and registered where required. Each Material Document must be in a form and substance acceptable to the Financier in all respects.	Each Obligor
7	(Authorisations) Evidence that all Authorisations required by an Obligor to operate its business and / or comply with its obligations under the Finance Documents have been obtained and are being maintained and complied with.	Each Obligor
8	(Legal Opinion) Legal opinion addressed to the Financier from McCullough Robertson in relation to the validity and enforceability of the Finance Documents.	The Financier
9	(Credit approval) Final approval of the Financier’s Credit Committee.	The Financier
10	(Registration) Evidence that each Security Document has been registered on the PPSR.	Each Obligor
11

(R&DTOR):

(a)   a copy of an R&D Tax Advisor Letter;

(b)   the Borrower’s ATO tax portal position; and

(c)   evidence that the Borrower has directed the ATO to pay or direct any refund of Tax and R&DTOR to the R&D Proceeds Account.

The Borrower
12	(Tax portal) The Financier has been granted access to the Borrower’s ATO portal and has received an extract of the Borrower’s income tax account and integrated client account from the ATO portal evidencing that there is no unpaid or overdue Tax.	The Borrower
13	(Drawdown Notice) A Drawdown Notice in accordance with clause 5.1.	The Borrower
14	(ESG questionnaire) An ‘ESG questionnaire’ as sent by the Financier to the Borrower and duly completed by the Borrower.	The Borrower
15	(Other) Such other approvals, certificates, opinions, statutory declarations, other documents and information as the Financier may reasonably require.	Each Obligor

Facility Agreement – Incannex	59

Schedule 4

Verification Certificate

Facility Agreement – Incannex	60

Schedule 5

Drawdown Notice

Facility Agreement – Incannex	61

Execution

EXECUTED as a deed

Borrower

Signed sealed and delivered
by Incannex Healthcare Pty Ltd ACN 096 635 246 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Ù	Director	Ù	Director/Secretary

Ù	Full name of Director	Ù	Full name of Director/Secretary

Guarantors

Signed sealed and delivered
by Incannex Pty Ltd ACN 630 326 902 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Ù	Director	Ù	Director/Secretary

Ù	Full name of Director	Ù	Full name of Director/Secretary

Signed sealed and delivered
by Psychennex Pty Ltd ACN 646 043 638 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Ù	Director	Ù	Director/Secretary

Ù	Full name of Director	Ù	Full name of Director/Secretary

Facility Agreement – Incannex	62

Financier

Signed sealed and delivered
by FC Credit Pty Ltd ACN 676 254 881 as trustee for SPV 1006-25 Trust ABN 69 780 239 347 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Ù	Director	Ù	Director/Secretary

Ù	Full name of Director	Ù	Full name of Director/Secretary

Facility Agreement – Incannex	63